     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1996

                                             REGISTRATION STATEMENT NO. 333-3418
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           DELTA FUNDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEW YORK                                11-2609517
     (STATE OR OTHER JURISDICTION                     (IRS EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                                 (516) 364-8500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 RICHARD BLASS
                                 VICE PRESIDENT
                           DELTA FUNDING CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                                 (516) 364-8500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    Copy to:
                              ROBERT C. WIPPERMAN
                           STROOCK & STROOCK & LAVAN
                              SEVEN HANOVER SQUARE
                            NEW YORK, NEW YORK 10004
                                 (212) 806-5400

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                       PROPOSED              PROPOSED
     TITLE OF EACH CLASS          AMOUNT TO BE     MAXIMUM OFFERING     MAXIMUM AGGREGATE          AMOUNT OF
OF SECURITIES TO BE REGISTERED    REGISTERED(1)    PRICE PER UNIT(1)    OFFERING PRICE(1)     REGISTRATION FEE(2)
- ------------------------------    -------------    -----------------    -----------------     -------------------
Asset Backed Securities.......   $1,500,000,000          100%             $1,500,000,000          $517,241.38


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Of this amount, $344.83 previously has been paid.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 5, 1996


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1996)

                             $
                  DELTA FUNDING HOME EQUITY LOAN TRUST 199  -

                 $               CLASS A-1       % CERTIFICATES
                 $               CLASS A-2       % CERTIFICATES
                 $               CLASS A-3       % CERTIFICATES
                 $               CLASS A-4       % CERTIFICATES
                 $               CLASS A-5       % CERTIFICATES

            HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 199 -

                            ------------------------

               DELTA FUNDING CORPORATION, AS SELLER AND SERVICER

                            ------------------------

    The Home Equity Loan Asset-Backed Certificates, Series 199 - (the 'Certificates'), will consist of six Classes (each, a 'Class') of senior Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (collectively the 'Class A Certificates') and the Class S Certificates (collectively with the Class A Certificates, the 'Senior Certificates'), and one Class of subordinated Certificates (the 'Class R Certificates'). Only the Class A Certificates (the 'Offered Certificates') are being offered hereby.

    The Certificates will evidence in the aggregate the entire beneficial interest in a pool (the 'Mortgage Pool') of closed-end, fixed rate, home equity loans (the 'Home Equity Loans') held by Delta Funding Home Equity Loan Trust 199 - (the 'Trust') to be formed pursuant to a Pooling and Servicing Agreement between Delta Funding Corporation ('Delta'), as Seller and Servicer, and
                      , as Trustee. The Home Equity Loans are secured by first and second deeds of trust or mortgages primarily on one- to four-family residential properties.

    The aggregate undivided interest in the Trust represented by the Offered
Certificates will initially be equal to $       , which as of           , 199
(the 'Cut-off Date') is 100% of the sum of the outstanding Principal Balances (as defined herein) of the Initial Loans and the amount to be deposited in a trust account (the 'Pre-Funding Account') on the Closing Date.

    Distributions on the Offered Certificates will be made on the 25th day of each month or, if such date is not a Business Day, then on the next succeeding
Business Day (each, a 'Distribution Date'), commencing in            199 . On
each Distribution Date, holders of the Offered Certificates will be entitled to receive, from and to the limited extent of funds available in the Distribution Account (as defined herein), distributions calculated as set forth herein.

    The Certificates are not guaranteed by the Seller, the Servicer, the Trustee or any affiliate thereof. However, the Offered Certificates will have the benefit of an irrevocable and unconditional certificate guaranty insurance
policy (the 'Policy') issued by                         (the 'Certificate
Insurer') pursuant to which the Certificate Insurer will guarantee payments to the holders of Senior Certificates as described herein. See 'DESCRIPTION OF THE CERTIFICATES--The Policy' herein.

                                     [LOGO]

    There is currently no market for the Offered Certificates and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'RISK FACTORS' herein.

                                                        (Continued on next page)
                            ------------------------

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER 'RISK
               FACTORS' ON PAGE S-14 HEREIN AND ON PAGE 13 IN THE
                            ACCOMPANYING PROSPECTUS.

                            ------------------------

  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, THE TRUSTEE OR ANY
     AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE HOME EQUITY LOANS
             ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Offered Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

    The aggregate proceeds to the Seller from the sale of the Offered
Certificates will be approximately $           plus accrued interest, before
deducting expenses payable by the Seller, estimated to be $            in the
aggregate.

                            ------------------------

    The Offered Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A., and the
Euroclear System on or about            , 199 (the 'Closing Date'). The Offered
Certificates will be offered in Europe and the United States of America.

                            ------------------------


                            [NAMES OF UNDERWRITERS]


            , 199

(Continued from previous page)

    Separate elections will be made to treat the certain assets of the Trust as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates will constitute 'regular interests' in the Upper Tier REMIC. See 'DESCRIPTION OF THE CERTIFICATES--Separate REMIC Structure' herein and 'FEDERAL INCOME TAX CONSIDERATIONS' in the Prospectus.

                            ------------------------

    The Pooling and Servicing Agreement provides that additional closed-end, fixed rate home equity loans (the 'Subsequent Loans') may be purchased by the
Trust from the Seller from time to time on or before             , 199 from
funds on deposit in the Pre-Funding Account. On the Closing Date an aggregate
cash amount of approximately $              will be deposited with the Trustee
in the Pre-Funding Account. The Home Equity Loans transferred to the Trust on the Closing Date will be collectively referred to herein as the 'Initial Loans' and the Initial Loans and the Subsequent Loans will be collectively referred to as the 'Home Equity Loans.'

    Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus supplement and Prospectus with respect to their unsold allotments or subscriptions.

                            ------------------------

    The Offered Certificates constitute part of a separate series of Asset-Backed Securities being offered by Delta Funding Corporation from time to
time pursuant to its Prospectus dated             , 1996. This Prospectus
Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust.................... Delta Funding Home Equity Loan Trust 199 - (the
                          'Trust') will be formed pursuant to a pooling and
                          servicing agreement (the 'Agreement') to be dated as
                          of                , 199 (the 'Cut- Off Date') between
                          Delta Funding Corporation ('Delta'), as seller and
                          servicer (together with any successor in such
                          capacity, the 'Seller' and the 'Servicer',
                          respectively), and
                                    , as trustee (the 'Trustee'). The property
                          of the Trust will include: a pool of closed-end, fixed
                          rate home equity loans (the 'Home Equity Loans'),
                          secured by first and second deeds of trust or
                          mortgages on residential properties that are primarily
                          one- to four-family properties (the 'Mortgaged
                          Properties'); payments in respect of the Home Equity
                          Loans received after the Cut-Off Date, or after the
                          Subsequent Cut-Off Date, as applicable, other than
                          payments of interest on the Initial Loans due on or
                          before                , 199 ; property that secured a
                          Home Equity Loan which is acquired by foreclosure or
                          deed in lieu of foreclosure; rights under certain
                          hazard insurance policies covering the Mortgaged
                          Properties; funds on deposit in a trust account (the
                          'Pre-Funding Account'); funds on deposit in a trust
                          account (the 'Capitalized Interest Account'); and
                          certain other property, as described more fully
                          herein. In addition, the Seller has caused the
                          Certificate Insurer to issue an irrevocable and
                          unconditional certificate guaranty insurance policy
                          (the 'Policy') for the benefit of the holders of
                          Senior Certificates (the 'Senior Certificateholders')
                          pursuant to which the Certificate Insurer will
                          guarantee payments to the Senior Certificateholders as
                          described herein. The 'Subsequent Cut-Off Date' for
                          any Subsequent Loan is the first day of the Due Period
                          in which such Subsequent Loan is transferred to the
                          Trust.

                          The Trust property initially will include the unpaid principal balance of each Initial Loan as of the Cut-Off Date and the amount of funds on deposit in the Pre-Funding Account as of the Closing Date. With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal Balances of all Home
                          Equity Loans as of such date and the amount on deposit in the Pre-Funding Account as of such date. The
                          'Cut-Off Date Principal Balance' with respect to each Initial Loan is the unpaid principal balance thereof as of the Cut-Off Date and with respect to each Subsequent Loan is the unpaid principal balance thereof as of the related Subsequent Cut-Off Date. The
                          'Principal Balance' of a Home Equity Loan (other than a Liquidated Home Equity Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections applied in reduction of the Cut-Off Date
                          Principal Balance of such Home Equity Loan. The
                          Principal Balance of a Liquidated Home Equity Loan (as defined herein) after final recovery of related
                          Liquidation Proceeds (as defined herein) will be zero.

Securities Offered....... The Home Equity Loan Asset-Backed Certificates, Series
                          199 - (the 'Certificates') will consist of six Classes
                          of senior certificates, the Class A-1 Certificates,
                          the Class A-2 Certificates, the Class A-3
                          Certificates, the Class A-4 Certificates and the Class
                          A-5 Certificates (collectively, the 'Class A
                          Certificates') and the Class S Certificates
                          (collectively with the Class A Certificates, the
                          'Senior Certificates') and one Class of subordinated
                          certificates (the 'Class R Certificates'). Only the
                          Class A Certificates (the 'Offered Certificates') are
                          offered hereby. Each Class of Offered Certificates
                          represents the right to receive payments of interests
                          at the rates described below (with respect to each
                          such Class the 'Certificate Rate'), payable monthly,
                          and payments of principal to the extent provided
                          below. The aggregate undivided interest in the Trust
                          represented by the Class A Certificates as of the
                          Cut-Off Date will equal approximately $
                          of principal (the 'Original Class A Principal
                          Balance'), which represents the sum of 100% of the
                          aggregate Cut-Off Date Principal Balances of the
                          Initial Loans and the amount on deposit in the
                          Pre-Funding Account as of the Closing Date. The
                          principal amount of a Class of Class A Certificates
                          (each, a 'Class Principal Balance') on any date is
                          equal to the applicable Class Principal Balance on the

                          Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates.

The Home Equity Loans.... The Initial Loans are expected to consist of
                          $                 in principal amount of closed-end,
                          fixed rate home equity loans secured by first and
                          second deeds of trust or mortgages on Mortgaged
                          Properties located in   states and the District of
                          Columbia.

                          The original combined loan-to-value ratio of each
                          Initial Loan, computed taking into account the amounts
                          of any related senior mortgage loans (the 'Combined
                          Loan-to-Value Ratio') did not exceed      % as of the
                          Cut-Off Date. The weighted average original Combined
                          Loan-to-Value Ratio of the Initial Loans was      % as
                          of the Cut-Off Date. Interest on each Home Equity Loan
                          is payable monthly on the outstanding Principal
                          Balance thereof at a rate per annum (the 'Loan Rate')
                          specified in the related Mortgage Note. As of the
                          Cut-Off Date, the Loan Rates range from      % to
                               % per annum and the weighted average Loan Rate is
                               % per annum. The Cut-Off Date Principal Balances
                          of the Initial Loans ranged from $        to $
                          and averaged $        . Each Initial Loan was
                          originated in the period from                199 to
                                      , 199 . See 'DESCRIPTION OF THE HOME
                          EQUITY LOANS' herein.

Pre-Funding Account...... On the Closing Date, an aggregate cash amount of
                          approximately $                 (the 'Pre-Funded
                          Amount') will be deposited in a trust account in the
                          name of the Trustee (the 'Pre-Funding Account'). Such
                          amount will be funded from the sale of the Class A
                          Certificates and is expected to be used to acquire
                          Subsequent Loans during the Funding Period. The
                          'Funding Period' is the period from the Closing Date
                          until the earliest of (i) the date on which the amount
                          on deposit in the Pre-Funding Account is less than
                          $100,000, (ii) the date on which an Event of Default
                          occurs and

                          (iii)            , 199 . The Pre-Funded Amount will be
                          reduced during (the Funding Period by the amount
                          thereof, if any, used to purchase Subsequent Loans in
                          accordance with the Agreement. Subsequent Loans
                          purchased by and transferred to the Trust on any date
                          (each, a 'Subsequent Transfer Date' and together with
                          the Closing Date, each a 'Transfer Date') must satisfy
                          the criteria set forth in the Agreement. Any portion
                          of the Pre-Funded Amount remaining at the end of the
                          Funding Period will be applied as a distribution of
                          principal to the Classes of Class A Certificates then
                          entitled to distributions of principal on the
                          Distribution Date which immediately follows the end of
                          the Funding Period. The Pre-Funding Account will not
                          be an asset of either REMIC. See 'PREPAYMENT AND YIELD
                          CONSIDERATIONS--Mandatory Prepayment' herein.
Capitalized Interest
  Account................ On the Closing Date, cash will be deposited in a trust account (the 'Capitalized Interest Account') in the
                          name of the Trustee on behalf of the Trust. The amount
                          thereon, will be used by the Trustee to fund certain
                          interest shortfalls during the Funding Period as
                          described herein under 'DESCRIPTION OF THE
                          CERTIFICATES--Capitalized Interest Account.' Amounts
                          remaining in the Capitalized Interest Account at the
                          end of the Funding Period and not used for such
                          purposes are required to be paid to the Class R
                          Certificateholders. The Capitalized Interest Account
                          will not be an asset of either REMIC.

Denominations............ The Class A Certificates will be offered for purchase in denominations of $25,000 and multiples of $1 in
                          excess thereof. The interest in the Trust evidenced by
                          a Class A Certificate (the 'Percentage Interest') will
                          be equal to the percentage derived by dividing the
                          denomination of such Certificate by the Original
                          Aggregate Class A Principal Balance.
Registration of Class A
  Certificates........... The Class A Certificates will initially be issued in book-entry form. Persons acquiring beneficial
                          ownership interests in the Class A Certificates
                          ('Certificate Owners') will hold their Class A
                          Certificate interests through The Depository Trust
                          Company ('DTC'), in the United States, or Centrale de
                          Livraison de Valeurs Mobilieres S.A ('CEDEL') or the
                          Euroclear System ('Euroclear'), in Europe. Transfers
                          within DTC, CEDEL or Euroclear, as the case may be,
                          will be in accordance with the usual rules and
                          operating procedures of the relevant system. So long
                          as the Class A Certificates are Book-Entry
                          Certificates (as defined herein), such Certificates

                          will be evidenced by one or more Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC, or one of the relevant depositaries
                          (collectively. the 'European Depositaries').
                          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ('Citibank') or Morgan Guaranty Trust Company of New York ('Morgan'), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC.
                          The interests of such Certificateholders will be represented by book-entries on the records of DTC and participating members thereof.

                          No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                          Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class A
                          Certificates reflect the rights of Certificate Owners only as such rights may he exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See 'RISK
                          FACTORS--Book-Entry Registration May Affect
                          Liquidity,' 'DESCRIPTION OF THE CERTIFICATES--
                          Book-Entry Certificates' and ANNEX I hereto.

Seller and Servicer...... Delta Funding Corporation (the 'Seller' or the
                          'Servicer', as applicable). The principal executive
                          offices of the Seller and the Servicer are located at
                          1000 Woodbury Road, Woodbury, New York 11797
                          (telephone (516) 364-8500). See 'THE SELLER AND THE
                          SERVICER' in the Prospectus.

Certificate Rate......... The 'Certificate Rate' applicable to each Class of
                          Offered Certificates on any Distribution Date is the
                          respective rate per annum set forth on the cover
                          hereof. Interest on each Class of Offered Certificates
                          in respect of any Distribution Date will accrue from
                          the first day of the calendar month preceding the
                          month of such Distribution Date through the last day
                          of such calendar month (each such period, an 'Interest
                          Period') on the basis of a 360-day year consisting of
                          twelve 30-day months.

Distributions............ On the 25th day of each month, or if such a day is not a Business Day, then the next succeeding Business Day,
                          commencing in                199 (each such day, a
                          'Distribution Date'), the Trustee will be required to
                          distribute from funds available therefor in the
                          Distribution Account (as described herein) to the
                          holders of the Offered Certificates (the 'Offered
                          Certificateholders') of record as of the last day of
                          the calendar month immediately preceding the calendar
                          month in which such Distribution Date occurs (the
                          'Record Date'), in the priorities described below, in
                          the aggregate an amount equal to the sum of (a) the
                          Class Interest Distribution for each Class of Senior
                          Certificates, and (b) the Class A Principal
                          Distribution. So long as an Insurer Default has not
                          occurred, distributions of principal in the amounts
                          described below will be applied sequentially to the
                          Class A-1, Class A-2, Class A-3 and Class A-4
                          Certificates (the 'Sequential Certificates'), in that
                          order, such that no Class of Sequential Certificates
                          having a higher numerical designation is entitled to
                          distributions of principal until the Class Principal
                          Balance of each such Class of Sequential Certificates
                          having a lower numerical designation has been reduced
                          to zero. The Class A-5 Certificates are entitled to
                          distributions of principal in the amounts described
                          below concurrently with the Class of Sequential
                          Certificates then entitled to distribution of
                          principal. On any Distribution Date during the
                          continuance of an Insurer Default, the Class A
                          Principal Distribution will be distributed to each
                          Class of Class A Certificates outstanding on a pro
                          rata basis in accordance with the Class Principal
                          Balance of each such Class. See 'DESCRIPTION OF THE
                          CERTIFICATES--Distributions' herein.

                          Interest

                          On each Distribution Date, to the extent of funds available therefor as described herein interest will he distributed with respect to each Class of Senior
                          Certificates in an amount (each a 'Class Interest
                          Distribution') equal to the sum of (a) one month's interest at the related Certificate Rate on the related Class Principal Balance, or Notional Amount, as the case may be, of such Class immediately prior to such Distribution Date (the 'Class Monthly Interest
                          Distributable Amount') and (b) any Class Interest
                          Carryover Shortfall for such Class of Senior

                          Certificates with respect to previous Distribution
                          Dates. As to any Distribution Date and Class of Senior
                          Certificates. 'Class Interest Carryover Shortfall' is the sum of (i) the excess, if any, of the related
                          Class Monthly Interest Distributable Amount for the preceding Distribution Date plus any outstanding Class
                          Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the related Senior Certificateholders on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class' pro rata share of Civil Relief
                          Act Interest Shortfalls, if any, for such Distribution
                          Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy. See 'DESCRIPTION
                          OF THE CERTIFICATES' herein.

                          The Class S Certificates are entitled to distributions of interest on a pro rata basis with the Class A
                          Certificates. The Certificate Rate for the Class S
                          Certificates is the weighted average of the Strip
                          Rates relating to each Class of Class A Certificates.
                          Interest to be distributed on the Class S Certificates accrues on the basis of the Notional Amount described below.

                          The Certificate Rate for the Class S Certificates is equal to the average of the Strip Rates relating to each Class of Class A Certificates, weighted on the basis of the Class Principal Balance of each Class of Class A Certificates immediately prior to a Distribution Date. The Strip Rate relating to each
                          Class of Class A Certificates is as follows:

                               Class A-1        %
                               Class A-2        %
                               Class A-3        %
                               Class A-4        %
                               Class A-5        %

                          As of the Closing Date, the weighted average of the
                          Strip Rates is      % per annum.

                          The 'Notional Amount' is the sum of the Class
                          Principal Balances of each Class of Class A
                          Certificates immediately prior to a Distribution Date and is used to calculate the amount of the Class
                          Monthly Interest Distributable Amount for the Class S
                          Certificates.

                          On each Distribution Date, the Class Interest
                          Distribution relating to each Class of Senior
                          Certificates will be distributed on an equal priority
                          and any shortfall in the amount required to be
                          distributed as
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                                      S-7
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
                          interest thereon to each such Class will be allocated
                          between such Classes pro rata based on the amount that
                          would have been distributed on each such Class in the
                          absence of such shortfall.

                          Principal

                          'Class A Principal Distribution' means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and any outstanding Class A
                          Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class A Principal Distribution will not exceed the Class A Principal Balance.

                          The Class A Principal Distribution will be distributed
                          to the Class A Certificates in the following order:
                          first, concurrently.             % to the Class A-1
                          Certificates and             % to the Class
                          Certificates until the Class Principal Balance of the
                          Class A-1 Certificates has been reduced to zero;
                          second, concurrently,             % to the Class A-2
                          Certificates and             % to the Class A-5
                          Certificates until the Class Principal Balance of the
                          Class A-2 Certificates has been reduced to zero;
                          third, concurrently,             % to the Class A-3
                          Certificates and             % to the Class A-5
                          Certificates until the Class Principal Balance of the
                          Class A-3 Certificates has been reduced to zero;
                          fourth, concurrently,             % to the Class A-4
                          Certificates and             % to the Class A-5
                          Certificates until the Class Principal Balance of the
                          Class A-4 Certificates has been reduced to zero; and
                          fifth,              % to the Class A-5 Certificates

                          until the Class Principal Balance thereof has been reduced to zero.

                          'Class A Monthly Principal Distributable Amount' means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below):
                          (i) each payment of principal on a Home Equity Loan received by the Servicer during such Due Period, including all full and partial principal prepayments;
                          (ii) the Principal Balance of all Home Equity Loans that became Liquidated Home Equity Loans during the related Due Period; (iii) the portion of the Purchase
                          Price allocable to principal of all repurchased
                          Defective Home Equity Loans with respect to such Due
                          Period; (iv) any Substitution Adjustment Amounts received on or prior to the related Determination Date and not previously distributed; (v) the amount of Distributable Excess Spread (as defined below) in respect of such Distribution Date; and (vi) the Pre-Funded Amount remaining on deposit in the Pre-
                          Funding Account immediately following the end of the Pre-Funding Period.

                          If the required level of overcollateralization is
                          reduced below the then existing amount of
                          overcollateralization (described below) or if the
                          required level of overcollateralization is satisfied,
                          the amount of the Class A Monthly Principal
                          Distributable Amount on the following Distribution
                          Date will be correspondingly reduced by the amount of
                          such reduction or by the amount necessary such that
                          the
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                                      S-8

                          overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

                          'Due Period' means (a) with respect to the first
                          Determination Date (i) for collections of principal
                          the period from and including             1, 199
                          through and including             1, 199 and (ii) for
                          collections of interest the period from and including
                                    , 199 through and including              ,
                          199 and (b) with respect to each Determination Date
                          thereafter for collections of both interest and
                          principal the period from and including the second day
                          of the month preceding the month of such Determination
                          Date to and including the first day of the month of
                          such Determination Date.

                          For a description of a 'Liquidated Home Equity Loan' see 'DESCRIPTION OF THE CERTIFICATES--Distributions' herein.

                          'Excess Spread' means, with respect to any Distribution Date, the positive excess, if any, of (x) the sum of the amounts deposited to the Distribution
                          Account as described in clauses (i) through (vi) under 'DESCRIPTION OF THE CERTIFICATES--Deposits to the
                          Distribution Account' herein with respect to such Distribution Date (excluding amounts received from the Certificate Insurer) over (y) the amount required to be distributed pursuant to priorities (i) through
                          (vii) set forth under the heading 'DESCRIPTION OF THE
                          CERTIFICATES--Distributions' on such Distribution
                          Date.

                          'Distributable Excess Spread' means, with respect to any Distribution Date, such portion (not greater than 100%) of Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization (see
                          'DESCRIPTION OF THE CERTIFICATES--
                          Overcollateralization Provisions' herein) for such
                          Distribution Date.

                          Distributions to the Class A Certificateholders of
                          Distributable Excess Spread will result in acceleration of principal payments to the holders of the Class A Certificates and reduce the weighted average life of the Class A Certificates. See
                          'DESCRIPTION OF THE CERTIFICATES--
                          Overcollateralization Provisions' and 'PREPAYMENT AND
                          YIELD CONSIDERATIONS' herein.

                          The last scheduled Distribution Date for each Class of
                          Class A Certificates is as follows: Class A-1
                          Certificates,            25,      , Class A-2
                          Certificates,           25,      , Class A-3
                          Certificates,       25,        , Class A-4
                          Certificates,       25,       and Class A-5
                          Certificates,         25,      . It is expected that
                          the actual last Distribution Date for each Class of
                          Class A Certificates will occur significantly earlier
                          than such scheduled Distribution Dates. See
                          'PREPAYMENT AND YIELD CONSIDERATIONS' herein.

Credit Enhancement....... The credit enhancement provided for the benefit of the
                          Offered Certificateholders consists of (a) the
                          overcollateralization created by

                          the application of the internal cash flows of the Trust, as described herein, and (b) the Policy.

                          Overcollateralization: The credit enhancement provisions of the Trust will result in a limited acceleration of the Offered Certificates relative to the amortization of the Home Equity Loans. This acceleration feature creates overcollateralization
                          (i.e., the excess of the current Pool Balance over the Class A Principal Balance). Once the required level of overcollateralization is reached, unless the required level of overcollateralization is increased as described below, and subject to the next paragraph, the acceleration feature will cease.

                          The Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase in the required level of overcollateralization will result if the delinquency or default experience on the Home Equity Loans exceeds certain levels set forth in the Agreement. In that event, amortization of the Offered Certificates would be accelerated until the level of overcollateralization reaches its required level. The required level of overcollateralization may be decreased under certain circumstances, which will slow the amortization of the Offered Certificates.
                          Accelerated amortization and the resulting overcollateralization is accomplished by distributing a portion of the interest receipts on the Home Equity
                          Loans as a payment of principal on the Class A
                          Certificates. See 'DESCRIPTION OF THE CERTIFICATES--

                          Overcollateralization Provisions' herein.

                          The Policy: The Policy will unconditionally and
                          irrevocably guarantee principal payments (as described
                          in the next sentence) on the Class A Certificates plus
                          accrued and unpaid interest due on the Senior
                          Certificates. On each Distribution Date, a draw will
                          be made on the Policy equal to the sum of (a) the
                          amount for each Class of Senior Certificates by which
                          interest accrued at the applicable Certificate Rate on
                          the related outstanding Class Principal Balance or
                          Notional Amount, as the case may be, exceeds the
                          amount on deposit in the Distribution Account
                          available to be distributed therefor on such
                          Distribution Date and (b) the amount (the 'Class A
                          Guaranteed Principal Distribution Amount'), if any, by
                          which the Class A Principal Balance exceeds the sum of
                          the Principal Balances of the Home Equity Loans at the
                          end of the previous month and the amount, if any, on
                          deposit in the Pre-Funding Account on such date (after
                          giving effect to all amounts distributable and
                          allocable to principal on the Class A Certificates on
                          such Distribution Date). In addition. the Policy will
                          guarantee the payment in full of the Class A Principal
                          Balance on the Distribution Date in           20
                          (after giving effect to all other amounts
                          distributable and allocable to principal on the Class
                          A Certificates on such Distribution Date).

                          In the absence of payments under the Policy, Senior
                          Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See 'DESCRIPTION OF THE CERTIFICATES--
                          The Policy' herein.

The Certificate
  Insurer................            a           stock insurance company (the
                          'Certificate Insurer'). See 'DESCRIPTION OF THE
                          CERTIFICATES--The Policy' and 'THE CERTIFICATE
                          INSURER' herein.

Servicing................ The Servicer will be responsible for servicing, managing and making collections on the Home Equity
                          Loans. The Servicer will deposit all collections in
                          respect of the Home Equity Loans into the Collection
                          Account as described herein. Not later than the fourth
                          Business Day prior to each Distribution Date (the
                          'Determination Date'), the Servicer will calculate the
                          amounts to be paid, as described herein, to the
                          Certificateholders on such Distribution Date. See
                          'DESCRIPTION OF THE CERTIFICATES--Distributions.' With
                          respect to each Due Period, the Servicer will receive
                          from payments in respect of interest on the Home
                          Equity Loans a portion of such payments as a monthly
                          servicing fee (the 'Servicing Fee') in the amount of
                                  % per annum (the 'Servicing Fee Rate') on the
                          Principal Balance of each Home Equity Loan as of the
                          first day of each such Due Period. See 'DESCRIPTION OF
                          THE CERTIFICATES--Servicing Compensation, Payment of
                          Expenses and Prepayment Interest Shortfalls.' In
                          certain limited circumstances, the Servicer may resign
                          or be removed, in which event either the Trustee or a
                          third-party servicer will be appointed as successor
                          Servicer. See 'DESCRIPTION OF THE CERTIFICATES--
                          Certain Matters Regarding the Servicer.'

Trustee..................                     , a national banking association
                          (the 'Trustee').

Monthly Advances......... The Servicer is required to remit to the Trustee no later than the close of business on the Determination
                          Date for each Distribution Date, for deposit in the
                          Distribution Account, an amount equal to the scheduled
                          installment of interest due on each Home Equity Loan
                          but not received by the Servicer during the related
                          Due Period (a 'Monthly Advance'). Such obligation of
                          the Servicer continues with respect to each Home
                          Equity Loan until such Home Equity Loan becomes a
                          Liquidated Home Equity Loan. The Servicer is not
                          required to make any Monthly Advances which it
                          determines would be nonrecoverable. Monthly Advances
                          are reimbursable to the Servicer subject to certain
                          conditions and restrictions, and are intended to
                          provide sufficient funds for the payment of interest
                          on the Senior Certificates. See 'DESCRIPTION OF THE
                          CERTIFICATES--Advances' herein.

Prepayment Interest
  Shortfalls............. Not later than the Determination Date, the Servicer is required to remit to the Trustee, without any right of
                          reimbursement, an amount equal to, with respect to
                          each Home Equity Loan as to which a principal
                          prepayment in full was received during the related Due
                          Period, the lesser of (a) the excess, if any, of 30
                          days' interest on the Principal Balance of such Home
                          Equity Loan at the Loan Rate (or at such lower rate as
                          may be in effect for such Home Equity Loan because of
                          application of the Soldiers' and Sailors Civil Relief
                          Act of 1940, as amended (the 'Civil Relief Act')),
                          minus the Servicing Fee for such Home Equity Loan over
                          the amount of interest actually paid by the related
                          Mortgagor in connection with such principal prepayment
                          (with respect to all such Home Equity Loans, the

                          'Prepayment Interest Shortfall') and (b) the sum of aggregate Servicing Fee received by the Servicer in the most recently ended Due Period.

                          Civil Relief Act Interest Shortfalls will not be
                          covered by the Policy, although Prepayment Interest
                          Shortfalls, after application of the Servicing Fee
                          will be so covered. The Servicer is not obligated to
                          offset any of the Servicing Fee against, or to provide
                          any other funds to cover, any shortfalls in interest
                          collections on the Home Equity Loans that are
                          attributable to the application of the Civil Relief
                          Act ('Civil Relief Act Interest Shortfalls'). See
                          'RISK FACTORS-- Prepayments and Simple Interest Loans
                          May Affect Interest Collections' herein.
Optional Termination
  by the Servicer........ The Servicer may, at its option, terminate the
                          Agreement on the Distribution Date following the Due
                          Period at the end of which the aggregate Principal
                          Balance of the Home Equity Loans is less than 10% of
                          the sum of the Principal Balances of the Initial Loans
                          and Subsequent Loans as of the Cut-Off Date and
                          related Subsequent Cut-Off Date, as the case may be.
                          See 'DESCRIPTION OF THE CERTIFICATES--Termination;
                          Purchase of Home Equity Loans' herein.

Optional Purchase of
  Defaulted Home Equity
  Loans.................. The Servicer has the option, but is not obligated, to purchase from the Trust any Home Equity Loan 90 days
                          or more delinquent at a purchase price equal to the
                          outstanding Principal Balance as of the date of
                          purchase, plus all accrued and unpaid interest on such
                          Principal Balance through the date of purchase,
                          computed at the Loan Rate net of the Servicing Fee
                          Rate. See 'DESCRIPTION OF THE CERTIFICATES--Optional
                          Purchase of Defaulted Home Equity Loans' herein.
Federal Income Tax
  Considerations......... For federal income tax purposes, separate elections will be made to treat certain assets of the Trust as a
                          'real estate mortgage investment conduit' (the 'Upper
                          Tier REMIC' and 'Lower Tier REMIC,' respectively). The
                          Offered Certificates will represent beneficial
                          ownership of 'regular interests' in the Upper Tier
                          REMIC and will be treated as debt instruments of the
                          Upper Tier REMIC for federal income tax purposes with
                          payment terms equivalent to the terms of such
                          Certificates. The Class R Certificates (the 'Residual
                          Certificates') will represent beneficial ownership of
                          'residual interests' in both the Upper Tier REMIC and
                          the Lower Tier REMIC and will be the Class of Residual
                          Certificates, as described in the Prospectus.

                          The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting, and the Offered Certificates may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'FEDERAL INCOME TAX
                          CONSIDERATIONS' herein and in the Prospectus.

ERISA Considerations..... The acquisition of an Offered Certificate by a pension or other employee benefit plan (a 'Plan') subject to
                          the Employee Retirement Income Security Act of 1974,
                          as amended ('ERISA'), could, in some instances, result
                          in a 'prohibited transaction' or other violation of
                          the fiduciary responsibility provisions of ERISA and
                          Code Section 4975. Certain exemptions from the
                          prohibited transaction rules could be applicable to
                          the acquisition of such Certificates. Any Plan
                          fiduciary considering whether to purchase any Offered
                          Certificate on behalf of a Plan should consult with
                          its counsel regarding the applicability of the
                          provisions of ERISA and the Code. See 'ERISA
                          CONSIDERATIONS' herein and in the Prospectus.

                          Subject to the considerations and conditions described
                          under 'ERISA CONSIDERATIONS' herein, it is expected
                          that the Offered Certificates may be purchased by a
                          Plan upon conclusion of the Funding Period.
Legal Investment
  Considerations......... The Offered Certificates will not constitute 'mortgage related securities' for purposes of the Secondary
                          Mortgage Market Enhancement Act of 1984 ('SMMEA'),
                          because some of the Mortgages securing the Home Equity
                          Loans are not first mortgages. Accordingly, many
                          institutions with legal authority to invest in
                          comparably rated securities based solely on first
                          mortgages may not be legally authorized to invest in
                          the Offered Certificates. See 'LEGAL INVESTMENT' in
                          the Prospectus.

Certificate Rating....... It is a condition to the issuance of the Offered
                          Certificates that they receive ratings of 'AAA' by
                          Standard & Poor's Rating Services ('Standard &
                          Poor's') and 'Aaa' by Moody's Investors Service, Inc.
                          ('Moody's') (each a 'Rating Agency'). In general,
                          ratings address credit risk and do not address the
                          likelihood of prepayments. See 'RATINGS' herein and
                          'RISK FACTORS--Ratings Are Not Recommendations' in the
                          Prospectus.

                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors and the risk factors set forth on page 13 of the Prospectus in connection with the purchase of the Offered Certificates.

     Book-entry Registration May Affect Liquidity. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

     Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' herein.

     Balloon Loans May Adversely Affect Performance.  With respect to
          % of the Initial Loans (by Cut-Off Date Principal Balance) the borrowers are not required to make monthly payments of principal that will be sufficient to amortize such Home Equity Loans by their maturity (collectively, 'Balloon Loans'). As a result, a borrower generally will be required to pay the entire remaining principal amount of the Initial Loan at its maturity. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Initial Loan. An increase in interest rates over the Loan Rate applicable at the time the Initial Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment.

     With respect to Balloon Loans, general credit risk may also be greater to Certificateholders than to holders of instruments representing interests in level payment fully amortizing first mortgage loans.

     Risk of Early Defaults. All of the Initial Loans were originated within 12 months prior to the initial Cut-Off Date. The weighted average remaining term to maturity of the Initial Loans as of such Cut-Off Date is approximately months. Although little data is available, defaults on mortgage loans, including home equity loans similar to the Initial Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

     Prepayments May Vary. All of the Home Equity Loans may be prepaid in whole or in part at any time. However, Home Equity Loans secured by first liens on Mortgaged Properties in New York are subject to a prepayment penalty for the first 12 months following determination. In addition, Home Equity Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law. Home equity loans, such as the Home Equity Loans, have been originated in significant volume only during the past few years and the Seller is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected as a wide variety of factors, including general economic conditions, interest rates, the availability of alternate financing and homeowner mobility. In addition, substantially all of the Home Equity Loans contain due-on-sale provisions and the Servicer is required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Home Equity Loan See 'CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Home Equity Loans' in the Prospectus.


     Second Liens Create Risks. Based on appraisals at the time of origination of each Home Equity Loan, each such Home Equity Loan will have been fully secured at such time. However, even if the Mortgaged Properties provide adequate security for the Home Equity Loans, substantial delays could be encountered in connection with the liquidation of Home Equity Loans that are delinquent and resulting shortfalls in distributions to Offered Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Home Equity Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Home Equity Loans, Offered Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     The Initial Loans are secured by first and second mortgages or deeds of
trust (representing approximately      % and       %, respectively, of the
aggregate Cut-Off Date Principal Balance of the Initial Loans). With respect to Home Equity Loans that are junior in priority to liens having a first priority with respect to the related Mortgaged Property ('First Liens'), the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Home Equity Loan in connection with the refinancing of such First Lien. Home Equity Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the extent that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Trust and, accordingly, the Certificateholders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See 'CERTAIN LEGAL ASPECTS OF LOANS' in the Prospectus.

     Pre-Funding May Adversely Affect Yield. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Loans by the Trust by the end of the Funding Period, the Classes of Offered Certificates then entitled to distributions of principal will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Distribution Date following the end of the
Funding Period (in no event later than the              1991 Distribution Date).
Although no assurances can be given the Seller intends that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Class A Certificateholders.

     The Seller will not select Subsequent Loans in a manner that it believes is adverse to the interest of the Offered Certificateholders. However. Subsequent Loans may have been originated more recently than, and have credit criteria different from those which were applied to, the Initial Loans. Therefore, following the transfer of Subsequent Loans to the Trust, the aggregate characteristics of the Home Equity Loans then held in the Trust may vary from those of the Initial Loans. See 'DESCRIPTION OF THE HOME EQUITY LOANS-- Conveyance of Subsequent Loans' herein.


     The ability of the Trust to invest in Subsequent Loans is largely dependent upon the ability of the Seller to originate or purchase additional loans. The ability of the Seller to originate or purchase additional loans may be affected as a result of a variety of economic factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.


     Prepayments and Simple Interest Loans Affect Interest Collections. When a principal prepayment in full is made on Home Equity Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a Prepayment Interest Shortfall. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Senior Certificates that are attributable to Prepayment Interest Shortfalls, but only to the extent of the Servicing Fee for the related Due Period (any such payment, 'Compensating Interest').

     Approximately 100% of the Home Equity Loans are simple interest mortgage loans ('Simple Interest Loans') pursuant to which interest is computed and charged to the Mortgagor on the outstanding Principal Balance of the related Home Equity Loan based on the number of days elapsed between the date through which interest was last paid on the Home Equity Loan through receipt of the Mortgagor's most current payment, and the portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis. Consequently, if less than a full month has elapsed between the interest paid to date and the next payment on a Home Equity Loan, the amount of interest actually paid by the Mortgagor will be less than a full month's interest on the principal balance of such Mortgage Loan. Conversely, if more than a full month has elapsed between (the interest paid to date and the next payment on a Home Equity Loan, the amount of interest actually paid by the Mortgagor will be greater than a full month's interest on the principal balance of such Home Equity Loan. To the extent that the aggregate of such shortfalls exceeds the aggregate of such excesses, a 'Net Simple Interest Shortfall' will result. The Servicing Fee will not be available to cover any shortfalls in interest collections on the Home Equity Loans that are attributable to Civil Relief Act Interest Shortfalls or Net Simple Interest Shortfalls. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee as described above, and Net Simple Interest Shortfalls, will be so covered.

     Underwriting Standards May Affect Performance. As described herein, the Seller's underwriting standards generally are less stringent than those of FNMA or FHLMC with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude the Seller from making a loan; however, it will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Seller is willing to make. As a result of this approach to underwriting, the Home Equity Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

     Geographic Concentration.  The Mortgaged Properties relating to the Initial
Loans are located in   states and the Distinct of Columbia. However,
approximately        %, (by aggregate principal balance as of the Cut-Off Date)
of the Mortgaged Properties relating to the Initial Loans are located in New York. To the extent that the Northeast region has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Home Equity Loans may be expected to exacerbate the foregoing risks. The Seller can neither quantify the impact of any recent property value declines on the Home Equity nor predict whether, to what extent or for how long such declines may continue.

                            THE CERTIFICATE INSURER

     The information set forth in this section and in the financial statements of the Certificate Insurer set forth in Appendix A and Appendix B hereto have been provided by the Certificate Insurer. No representation is made by any Underwriter, the Seller, the Servicer, or any of their affiliates as to the accuracy or completeness of any such information.

     The Certificate Insurer is the principal operating subsidiary of
                               .           is not obligated to pay the debts of
or claims against the Certificate Insurer. The Certificate Insurer is domiciled
in the State of         and licensed to do business in all 50 states.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ('SAP') and generally accepted accounting principles ('GAAP'):

                                                   SAP
                                 ---------------------------------------
                                 DECEMBER 31, 199     SEPTEMBER 30, 199
                                 -----------------    ------------------
                                     (AUDITED)           (UNAUDITED)
                                              (IN MILLIONS)
Admitted Assets...............       $                     $
Liabilities...................
Capital and Surplus...........

                                                  GAAP
                                 ---------------------------------------
                                  DECEMBER 3, 199     SEPTEMBER 30, 199
                                 -----------------    ------------------
                                     (AUDITED)           (UNAUDITED)
                                              (IN MILLIONS)
Assets........................       $                     $
Liabilities...................
Shareholders Equity...........

     Audited financial statements of the Certificate Insurer as of December 31, 199 and 199 and for each of the three years in the period ended December 31, 199 are included herein as Appendix A. Unaudited financial statements of the Certificate Insurer for the nine-month period ended September 30, 199 are included herein as Appendix B. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 199 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer.

     A copy of the Annual Report on Form 10-K of           is available from the
Certificate Insurer or the Securities and Exchange Commission. The address of
the Certificate Insurer is                                     .

     Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer 'Aaa'.

     Standard & Poor's Rating Services rates the claims paying ability of the Certificate Insurer 'AAA'.


     Fitch Investors Service L.P. rates the claims paying ability of the Certificate Insurer 'AAA'.

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplemental or the Prospectus or any information or disclosure contained herein or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings 'THE CERTIFICATE INSURER' and 'DESCRIPTION OF THE CERTIFICATES--The Policy' and in Appendices A and B.

                     THE SELLER'S HOME EQUITY LOAN PROGRAM

UNDERWRITING

     The following is a description of the underwriting procedures customarily employed by Delta with respect to mortgage loans secured by first or second liens on one- to four-family residential properties. Delta's underwriting process, which is centralized at its corporate headquarters, is intended to assess the applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. Delta considers itself to be a credit lender as opposed to an equity lender, focusing primarily on the borrower's ability and willingness to repay, and only secondarily on the potential value of the collateral upon foreclosure, in determining whether or not to make a mortgage loan.

     All loan applications, regardless of source, must be approved by Delta in accordance with its underwriting criteria, including loan-to-value ratios, borrower income qualifications, necessary insurance coverages and property appraisal requirements. Delta does not delegate underwriting authority to any broker, correspondent or third-party contract underwriter. All applications are documented on standard FNMA/FHLMC forms. Delta employs 15 full-time loan underwriters. Delta's underwriting personnel function independently of its mortgage loan origination and marketing departments and do not report to any individual directly involved in the origination process.

     Delta purchases and originates mortgage loans with different credit characteristics depending on the credit profiles of individual borrowers. Except for Balloon Loans, the mortgage loans originated by Delta have amortization schedules ranging from 5 years to 30 years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Substantially all of Delta's mortgage loans are simple interest loans. Delta primarily purchases fixed rate loans which amortize over a period not to exceed 30 years. Delta also acquires and originates Balloon Loans, which generally provide for scheduled amortization over 30 years, but in some instances over 20 years, with a due date and a Balloon Payment at the end of the fifteenth year. The principal amounts of the loans purchased or originated by Delta generally range from a minimum of $6,000 to a maximum of $325,000. Delta generally does not acquire or originate any mortgage loans where the Combined Loan-to-Value Ratio exceeds 90%. The collateral securing loans acquired or originated by Delta are generally one- to four-family residences, including condominiums and townhomes, and such properties may or may not be occupied by the owner. It is Delta's policy not to accept mobile or manufactured housing, commercial properties or unimproved land as collateral. However, Delta will accept mixed-use properties such as a property where more than 50% is used for residential purposes and the balance is used for commercial purposes. Delta does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

     A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's past credit performance weighs heavily in the evaluation of risk by Delta. The credit report is used to evaluate the borrower's record and must be current at the time of application. A record of closed accounts is particularly important where the borrower has no active accounts, a recent rating is weak, or income is marginal. However, a lack of credit history will not necessarily preclude a loan if the borrower has sufficient equity in the property. Slow payments on the borrower's credit report must be satisfactorily explained and will normally reduce the amount of the loan for which the applicant can be approved.

     Delta requires that a full appraisal of the property used as collateral for any loan that it acquires or originates be performed in connection with the origination of the loan. Appraisals are performed by third party, fee-based appraisers and generally conform to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes. among other things, an inspection of the exterior and interior of the subject property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

     Delta's mortgage loan program includes (i) a full documentation program for salaried borrowers and (ii) a non-income verification program for self-employed borrowers. Under the full documentation program, the total monthly debt obligations (which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. A higher debt to income ratio will be considered for a loan with a lower Combined Loan-to-Value Ratio, or with a combined total gross income greater than $50,000 in conjunction with the loan applicant's favorable credit history. and each approval for such a loan will be supported by documentation Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For Delta's non-income verification program, proof of self-employment in the same business plus proof of current self-employed status is required. Delta generally requires lower Combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

     Delta requires title insurance coverage issued by an approved ALTA title insurance company on all properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Delta against loss if the title or lien position is not as indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program (FEMA).

     Subsequent to funding, each loan file is checked to confirm that lending and documentation standards have been met and the loan is entered into Delta's computerized loan tracking system. Delta also conducts, on an ongoing basis, quality compliance reviews with respect to a sample of the mortgage loans, which can include a full underwriting and regulatory compliance review as well as reverification of credit, employment and income.

SERVICING

     The following is a description of the servicing policies and procedures customarily and currently employed by Delta with respect to its mortgage loan portfolio. Delta revises such policies and procedures from time to time in connection with changing economic and market conditions and changing legal requirements.

     Centralized controls and standards have been established by Delta for the servicing and collection of mortgage loans in its portfolio. Servicing of Delta's portfolio is conducted through its primary office in Woodbury, New York. Servicing includes, but is not limited to, post-origination loan processing, customer service, collections and liquidations.

     Borrowers are billed monthly in advance of the due date. Delta's collection policy emphasizes working with borrowers in default in an effort to bring payments current and avoid foreclosures. If timely payment is not received, collection procedures are generally initiated the day immediately following the end of the grace period. Initial collection procedures involve attempting to contact the borrower by telephone to make payment arrangements. Follow-up telephone contacts are attempted until the account is current or other payment arrangements are made. A standard form letter is utilized when attempts to reach the borrower by telephone fail.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Delta will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. Generally, Delta commences foreclosure proceedings when a loan is 90 days delinquent. If Delta determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan. Delta may hid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Servicing and collection practices may change over in accordance with, among other things, Delta's business judgment, changes in the portfolio and applicable laws and regulations. Any realization from the sale of foreclosed property is taken as a recovery. After Delta acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property.

     Delta may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to all senior mortgages. If any senior mortgage loan is in default after Delta has initiated its foreclosure actions, Delta may advance funds to keep such senior mortgage loan current until such time as Delta satisfies such senior mortgage loan. Such amounts are added to the balance of the mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of Delta's foreclosure action, Delta will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth information relating to the delinquency and loss experience of Delta for its servicing portfolio of mortgage loans (including mortgage loans serviced for others) for the periods indicated.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Delta's mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Delta's mortgage loan portfolio are not fully seasoned, the delinquency and loss information for such an isolated group would also be distorted to some degree.

                          DELTA FUNDING CORPORATION'S
                    HISTORIC SERVICING PORTFOLIO INFORMATION

                                                              YEAR ENDED DECEMBER 31,
                                                           -----------------------------
                                                            1993       1994       1995
                                                           -------    -------    -------
Total Outstanding Principal Balance.....................
Average Outstandings(1).................................
DELINQUENCY
30-59 Days:
  Principal Balance.....................................
Percent of Delinquency by Dollar(2).....................
60-89 Days:
  Principal Balance.....................................
Percent of Delinquency by Dollar(2).....................
90 Days or More:
  Principal Balance.....................................
Percent of Delinquency by Dollar(2).....................
Total Delinquencies:
  Principal Balance.....................................
Percent of Delinquency by Dollar(2).....................
FORECLOSURES
  Principal Balance.....................................
Percent of Foreclosures by Dollar(2)....................
REO.....................................................
Net Gains/(Losses) on liquidated loans..................
Percentage of Net Gains/(Losses) on liquidated
  loans(2)..............................................
Percentage of Net Gains/(Losses) on liquidated loans
  (based on Average Outstanding Principal Balance)......

- ------------------
(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.

(2) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.


     [As reflected in the table, the Total Delinquencies (Percent of Delinquency
by Dollar) have [increased] [decreased] from      % for 1994 to      % for 1995.
At the same time, the Percentage of Net Gains/(Losses) on liquidated loans
[increased] [decreased] from      % for 1994 to      % for 1995. The Seller
believes that this [increase [decrease] was primarily attributable to        .]


     While the above delinquency and foreclosure and loss experiences reflect Delta's experiences for the periods indicated, there can be no assurance that the delinquency and foreclosure and loss experiences on the Home Equity Loans will be similar. Accordingly, this information should not be considered to reflect the credit quality of the Home Equity Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Home Equity Loans. The statistical data in the table is based on all of the loans in Delta's servicing portfolio. The Home Equity Loans may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Delta's servicing portfolio.

                      DESCRIPTION OF THE HOME EQUITY LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement is only with respect to the Initial Loans and describes the Initial Loans as of the Cut-Off Date.

     The Subsequent Loans are intended to be purchased by the Trust from the
Seller from time to time on or before             , 199 , from funds on deposit
in the Pre-Funding Account. The Initial Loans and the Subsequent Loans, if available, to be purchased by the Trust will be originated or purchased by the Seller and sold by the Seller to the Trust. The Agreement will provide that the Home Equity Loans, following the conveyance of the Subsequent Loans, must in the aggregate conform to certain specified characteristics described below under '--Conveyance of Subsequent Loans.'

     The Mortgage Pool consists of       Initial Loans with an aggregate
principal balance outstanding as of the Cut-Off Date of $               ,
together with any Subsequent Loans acquired as described herein. The Initial Mortgage Pool consists of closed end, fixed rate home equity loans with remaining terms to maturity of not more than 360 months (including both fully
amortizing and Balloon Loans). Approximately       % of the Initial Loans (by
Principal Balance as of the Cut-Off Date) are secured by first lien mortgages on
the related Mortgaged Properties and      % (by Principal Balance as of the
Cut-Off Date) are secured by junior liens on the related Mortgaged Properties.
With respect to approximately      % of the Initial Loans by Cut-Off Date
Principal Balance the related Mortgages are secured by a primary residence of
the Mortgagor. Except for approximately    % of the Initial Loans (by Principal
Balance as of the Cut-Off Date) which are between 30 and 89 days delinquent, the Initial Loans were not more than 30 days delinquent as of the Cut-Off Date. With respect to the Initial Loans, the average Cut-Off Date Principal Balance was
$      , the minimum Cut-Off Date Principal Balance was $       , the maximum
Cut-Off Date Principal Balance was $          , the minimum Loan Rate and the
maximum Loan Rate on the Cut-Off Date were      % and      % per annum,
respectively, and the weighted average Loan Rate on the Cut-Off Date was      %
per annum. The weighted average original Combined Loan-to-Value Ratio of the
Initial Loans was      % as of the Cut-Off Date.

     The sole basis for determination of whether a Mortgage is secured by a primary residence of a borrower ('Mortgagor') will be either (a) a representation by the Mortgagor at origination of the Mortgage Loan that the Mortgaged Property will be used for a period of at least six months every year, or that he intends to use the Mortgaged Property as his primary residence or (b) that the address of the Mortgaged Property is the Mortgagor's mailing address as reflected in the Seller's records.

     The Home Equity Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. All of the Home Equity Loans provide for monthly installments of principal and interest. Certain Home Equity Loans provide for full amortization of the principal amount thereof over the term of the Home Equity Loan. Certain other Home Equity Loans provide for amortization of a portion of the principal amount thereof over the term of the Home Equity Loan and a balloon payment of the remaining principal amount thereof at the end of the term of the Home Equity Loan.

POOL STATISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages set forth with respect to the Initial Loans are measured by the respective aggregate Principal Balances thereof as of the Cut-Off Date.

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                       CUT-OFF DATE         % OF CUT-OFF
                                      NUMBER OF          AGGREGATE         DATE AGGREGATE
 CUT-OFF DATE PRINCIPAL BALANCES    INITIAL LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
- ---------------------------------   -------------    -----------------    -----------------
$      0.01 to $ 10,000.00.......                         $                          %
$ 10,000.01 to $ 20,000.00.......
$ 20,000.01 to $ 30,000.00.......
$ 30,000.01 to $ 40,000.00.......
$ 40,000.01 to $ 50,000.00.......
$ 50,000.01 to $ 60,000.00.......
$ 60,000.01 to $ 70,000.00.......
$ 70,000.01 to $ 80,000.00.......
$ 80,000.01 to $ 90,000.00.......
$ 90,000.01 to $100,000.00.......
$100,000.01 to $110,000.00.......
$110,000.01 to $120,000.00.......
$120,000.01 to $130,000.00.......
$130,000.01 to $140,000.00.......
$140,000.01 to $150,000.00.......
$150,000.01 to $160,000.00.......
$160,000.01 to $170,000.00.......
$170,000.01 to $180,000.00.......
$180,000.01 to $190,000.00.......
$190,000.01 to $200,000.00.......
$200,000.01 to $210,000.00.......
$210,000.01 to $220,000.00.......
$230,000.01 to $240,000.00.......
$240,000.01 to $250,000.00.......
$250,000.01 to $260,000.00.......
$260,000.01 to $270,000.00.......
$270,000.01 to $280,000.00.......
$280,000.01 to $290,000.00.......
$290,000.01 to $300,000.00.......
$310,000.01 to $320,000.00.......
$320,000.01 to $330,000.00.......
                                    -------------    -----------------    -----------------
  Total..........................                         $                          %
                                    -------------    -----------------    -----------------
                                    -------------    -----------------    -----------------

                      DISTRIBUTION BY GEOGRAPHIC REGION(1)

                                              CUT-OFF DATE         % OF CUT-OFF
                             NUMBER OF          AGGREGATE         DATE AGGREGATE
   GEOGRAPHIC REGION       INITIAL LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
- ------------------------   -------------    -----------------    -----------------
Arizona.................                         $                          %
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Illinois................
Indiana.................
Kentucky................
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Missouri................
Nevada..................
New Hampshire...........
New Jersey..............
New York................
North Carolina..........
Ohio....................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Virginia................
Washington..............
West Virginia...........
  Total.................
                           -------------    -----------------    -----------------
                                                 $                    100.00%
                           -------------    -----------------    -----------------
                           -------------    -----------------    -----------------

- ------------------
(1) Determined by property address designated as such in the related Mortgage.

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                  CUT-OFF DATE         % OF CUT-OFF
                                 NUMBER OF          AGGREGATE         DATE AGGREGATE
COMBINED LOAN-TO-VALUE RATIO   INITIAL LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
- ----------------------------   -------------    -----------------    -----------------
 5.01% to 10.00%............                         $                          %
10.01% to 15.00%............
15.01% to 20.00%............
20.01% to 25.00%............
25.01% to 30.00%............
30.01% to 35.00%............
35.01% to 40.00%............
40.01% to 45.00%............
45.01% to 50.00%............
50.01% to 55.00%............
55.01% to 60.00%............
60.01% to 65.00%............
65.01% to 70.00%............
70.01% to 75.00%............
75.01% to 80.00%............
80.01% to 85.00%............
85.01% to 90.00%............
                               -------------    -----------------    -----------------
  Total.....................                         $                          %
                               -------------    -----------------    -----------------
                               -------------    -----------------    -----------------

- ------------------
(1) The original Combined Loan-to-Value Ratios ('CLTV') shown above are equal, with respect to each Initial Loan, to (i) the sum of (a) the original principal balance of such Home Equity Loan at the date of origination plus
    (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Home Equity Loan divided by the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Home Equity Loan. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Initial Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Home Equity Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                                   LOAN RATES

                                                    CUT-OFF DATE         % OF CUT-OFF
                             NUMBER OF INITIAL        AGGREGATE         DATE AGGREGATE
        LOAN RATES                 LOANS          PRINCIPAL BALANCE    PRINCIPAL BALANCE
- --------------------------   -----------------    -----------------    -----------------
 8.000% to  8.500%........                             $                          %
 8.501% to  9.000%........
 9.001% to  9.500%........
 9.501% to 10.000%........
10.001% to 10.500%........
10.501% to 11.000%........
11.001% to 11.500%........
11.501% to 12.000%........
12.001% to 12.500%........
12.501% to 13.000%........
13.001% to 13.500%........
13.501% to 14.000%........
14.001% to 14.500%........
14.501% to 15.000%........
15.001% to 15.500%........
15.501% to 16.000%........
16.001% to 16.500%........
16.501% to 17.000%........
17.001% to 17.500%........
17.501% to 18.000%........
18.001% to 18.500%........
18.501% to 19.000%........
                             -----------------    -----------------    -----------------
  Total...................                             $                          %
                             -----------------    -----------------    -----------------
                             -----------------    -----------------    -----------------

                      REMAINING MONTHS TO STATED MATURITY

                                                    CUT-OFF DATE         % OF CUT-OFF
     REMAINING MONTHS        NUMBER OF INITIAL        AGGREGATE         DATE AGGREGATE
    TO STATED MATURITY        MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
- --------------------------   -----------------    -----------------    -----------------
 49 to  60................                             $                          %
 73 to  84................
109 to 120................
133 to 144................
169 to 180................
229 to 240................
289 to 300................
349 to 360................
                             -----------------    -----------------    -----------------
  Total...................                             $                          %
                             -----------------    -----------------    -----------------
                             -----------------    -----------------    -----------------

                            MONTHS SINCE ORIGINATION

                                              CUT-OFF DATE         % OF CUT-OFF
    REMAINING MONTHS         NUMBER OF          AGGREGATE         DATE AGGREGATE
   TO STATED MATURITY      INITIAL LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
- ------------------------   -------------    -----------------    -----------------
1 to 12.................                         $                     100.00%
                           -------------    -----------------    -----------------
  Total.................                         $                     100.00%
                           -------------    -----------------    -----------------
                           -------------    -----------------    -----------------

                                 PROPERTY TYPE

                                              CUT-OFF DATE         % OF CUT-OFF
    REMAINING MONTHS         NUMBER OF          AGGREGATE         DATE AGGREGATE
   TO STATED MATURITY      INITIAL LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
- ------------------------   -------------    -----------------    -----------------
Single Family...........                         $                           %
Two- to Four-Family.....
Condominiums............
Other...................
                           -------------    -----------------    -----------------
  Total.................                         $                     100.00%
                           -------------    -----------------    -----------------
                           -------------    -----------------    -----------------

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Agreement permits the Trust to acquire up to approximately $ aggregate balance of Subsequent Loans. Accordingly, the statistical characteristics of the Home Equity Loans vary as of any Subsequent Transfer Date upon the acquisition of Subsequent Loans.

     The obligation of the Trust to purchase Subsequent Loans on a Subsequent Transfer Date is subject to the following requirements, any of which requirements (except for the requirement stated in clause (v) of this paragraph) may be waived or modified in any respect by the Certificate Insurer: (i) such Subsequent Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the remaining term to stated maturity of such Subsequent Loan may not exceed 30 years for fully amortizing loans or 15 years for 'Balloon Loans'; (iii) such Subsequent Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Subsequent Loan will
not have a Loan Rate less than      %; (v) such Subsequent Loan will be
otherwise acceptable to the Certificate Insurer; (vi) following the purchase of such Subsequent Loan by the Trust on a Subsequent Transfer Date, the Home Equity Loans (including such Subsequent Loan) as of the related Subsequent Cut-Off
Date: (a) will have a weighted average Loan Rate of at least 11.50%; (b) will have a weighted average remaining term to stated maturity of not more than months; (c) will have a weighted average Combined Loan-to-Value Ratio of not
more than   %; (d) will not have more than   % by aggregate principal balance
'Balloon Loans'; (e) will have no Home Equity Loan with a principal balance in
excess of $350,000; (f) will have a state concentration not in excess of   % for
any one state; (g) will have not more than      % in aggregate principal balance
of the Home Equity Loans concentrated in any single zip code; (h) will have not
more than       % in aggregate principal balance of Home Equity Loans relating to non-owner occupied properties; and (i) will not include Home Equity Loans in
excess of   % by aggregate principal balance secured by Mortgages in a second lien position; (vii) such Subsequent Loan shall be secured by a mortgage on property which, at the time of the origination of such Subsequent Loan, has an appraised value of not more than $1,000,000; and (viii) the first payment on such Subsequent Loan is due no later than the last day of the month in which the purchase occurs, unless there is deposited into the Certificate Account an amount equal to 30 days' interest on any such Subsequent Loan at the Loan Rate less the Servicing Fee Rate, then the first payment on such Subsequent Loan is due no later than the last day of the month following the month in which the purchase occurs.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Offered Certificates,the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by Delta). The Home Equity Loans may be prepaid by the Mortgagors at any time. However, Home Equity Loans secured by first liens on Mortgaged Properties in New York are subject to a prepayment penalty for the first 12 months following origination. In addition, Home Equity Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law.

     Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a Home Equity Loan and any optional purchase of the remaining Home Equity Loans in connection with the termination of the Trust, in each case as described herein) will result in distributions on the Classes of Offered Certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which a Certificate of such Class is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Home Equity Loans. An additional factor affecting the yield to maturity of the Offered Certificates is the overcollateralization amount. The overcollateralization will accelerate the amortization of the Offered Certificates relative to the amortization of the Home Equity Loans because all principal payments received on the Home Equity Loans will be distributed to the Offered Certificateholders as long as the amount of overcollateralization is less than the required level of overcollateralization.

     The rate of prepayment on the Home Equity Loans cannot be predicted. Home equity loans such as the Home Equity Loans have been originated in significant volume only during the past few years and the Seller is not aware of any publicly available studies or statistics on the rate of prepayment of such Home Equity Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. Substantially all of the Home Equity Loans contain 'due-on-sale' provisions and the Servicer is required by the

Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a 'due-on-sale' provision will have the same effect as a prepayment of the related Home Equity Loan. See 'CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Home Equity Loans' in the Prospectus.

     In addition to the foregoing factors affecting the weighted average lives of the Offered Certificates, the use of Distributable Excess Spread to pay principal of the Offered Certificates will result in acceleration of the Class A-1 and Class A-5 Certificates relative to the amortization of the Home Equity Loans in the early months of the transaction as well as accelerating the first date on which each other Class of Offered Certificates will begin to receive distribution of principal. This acceleration feature creates overcollateralization which results from the excess of the sum of aggregate Principal Balance of the Home Equity Loans and the amount on deposit in the Pre-Funding Account over the Class A Principal Balance. Once the required level of overcollaterlization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

MANDATORY PREPAYMENT

     The approximate original Pre-Funded Amount of $                 will be
funded from the proceeds of the sale of the Offered Certificates and may be used to acquire Subsequent Loans. In the event that, on the last day of the Funding Period, not all of the original Pre-Funded Amount has been used to acquire Subsequent Loans, then the Classes of Offered Certificates then entitled to distributions of principal will receive a partial prepayment on the Distribution Date immediately following the last day of the Funding Period in an amount equal to the amount remaining in the Pre-Funding Account (after taking into account the purchase of Subsequent Loans on such date).

     Although no assurances can be given, the Seller intends that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Holders of any of the Class A Certificates.

PAYMENT DELAY FEATURE OF OFFERED CERTIFICATES

     The effective yield to the Certificateholders of each Class of Offered Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on Liquidated Home Equity Loans and foreclosed properties.

     The 'weighted average life' of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Balloon Loans.

     Prepayments on Home Equity Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Assumption'), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.455% (precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a constant prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 80% Prepayment Assumption assumes prepayment rates equal to 80% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) all the Subsequent Loans
purchased with funds from the Pre-Funding Account are purchased on            ,
199 , (iii) the Closing Date for the Class A Certificates is            , 199 ,
(iv) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs,

commencing in           199 and are made in accordance with the priorities
described herein, (v) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the last day of each month
(with no defaults, commencing in           199 ), (vi) the Home Equity Loans'
prepayment rates are a multiple of the applicable Prepayment Assumption, (vii) all prepayments are prepayments in full received on the last day of each month
(commencing           199 ) and include 30 days' interest thereon, (viii) no
optional termination or mandatory termination is exercised, (ix) the Class A Certificates of each Class have the respective Certificate Rates and Original Class Principal Balances as set forth on the cover hereof, and (x) all of the Pre-Funded Amount is used to acquire Subsequent Loans.

                                                  ORIGINAL      ORIGINAL    REMAINING
                                                AMORTIZATION    TERM TO      TERM TO
                           PRINCIPAL    LOAN        TERM        MATURITY    MATURITY
AMORTIZATION METHODOLOGY    BALANCE     RATE      (MONTHS)      (MONTHS)    (MONTHS)
- ------------------------   ---------    ----    ------------    --------    ---------
Initial Loans
  Level Pay.............    $               %
  Level Pay.............    $               %
  Level Pay.............    $               %
  Balloon...............    $               %

Subsequent Loans
  Level Pay.............    $               %
  Level Pay.............    $               %
  Level Pay.............    $               %
  Balloon...............    $               %

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class of Class A Certificates, and sets forth the percentages of the initial Principal Balance of each such Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                            CLASS A-1                                    CLASS A-2
                            -----------------------------------------    -----------------------------------------
DISTRIBUTION DATE            0%       50%     100%     125%     150%      0%       50%     100%     125%     150%
- -------------------------   -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Initial Percentage.......




Weighted Average Life
  (years)*...............

                                           CLASS A-3
                            ----------------------------------------
DISTRIBUTION DATE            0%      50%     100%     125%     150%
- -------------------------   -----   -----    -----    -----    -----
Initial Percentage.......




Weighted Average Life
  (years)*...............

- ------------------
* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Certificate Principal Balance of the Certificate.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
     AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION--(CONTINUED)

                                              CLASS A-4                                         CLASS A-5
                            ----------------------------------------------    ----------------------------------------------
DISTRIBUTION DATE             0%       50%       100%      125%      150%       0%       50%       100%      125%      150%
- -------------------------   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Initial Percentage.......




Weighted Average Life
  (years)*...............

- ------------------
* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the highest related Certificate Principal Balance of the Certificate.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Offered Certificates will be issued in denominations of $25,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Home Equity Loans; (ii) payments received after the Cut-Off Date or after the Subsequent Cut-Off Date as applicable, other
than payments of interest on the Initial Loans due on or before           ,
199 ; (iii) Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections thereon and proceeds thereof; (iv) the Collection Account and the Distribution Account and such assets deposited therein from time to time and any investment proceeds thereof; and (v) the Pre-Funding Account, the Capitalized Interest Account and funds on deposit therein. In addition, the Seller has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the 'Policy') for the benefit of the Senior Certificateholders pursuant to which it will guarantee payments to such Senior Certificateholders as described herein. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See '--Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates. but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust represented by the Offered
Certificates as of the Closing Date will equal approximately $             of
principal (the 'Original Class A Principal Balance'), which represents 100% of the sum of the aggregate Cut-Off Date Principal Balance of the Initial Loans and the original Pre-Funded Amount. The principal amount of a Class of Class A Certificates (each, a 'Class Principal Balance') on any Distribution Date is equal to the applicable Class A Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates. The Home Equity Loan Asset-Backed Certificates, Series 199 - will be issued in six Classes of senior certificates, Class A-1 (the 'Class A-1 Certificates'), Class A-2 (the 'Class A-2 Certificates'), Class A-3 (the 'Class A-3 Certificates'), Class A-4 (the 'Class A-4 Certificates'), and Class A-5 (the 'Class A-5 Certificates') (collectively the 'Class A Certificates') and the Class S Certificates (the 'Class S Certificates' and, collectively with the Class A Certificates, the 'Senior Certificates'). Only the Class A Certificates are offered hereby (the 'Offered Certificates'). The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the 'Sequential

Certificates') will receive distributions of principal sequentially in the amounts described below under 'Principal'. The Class A-5 Certificates are entitled to distributions of principal in the amounts described below under 'Principal' concurrently with the Class of Sequential Certificates then entitled to distributions of principal. Each Class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal as described below.

     The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a 'Certificateholder.'

     The 'Percentage Interest' of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class Principal Balance for the related Class of Class A Certificates as of the Cut-Off Date.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust other than the Pre-Funding Account and the Capitalized Interest Account created by the Pooling and Servicing Agreement will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the Lower Tier REMIC will generally consist of the Home

Equity Loans. The assets of the Upper Tier REMIC will generally consist of uncertificated regular interests issued by the Lower Tier REMIC, which in the aggregate will correspond to the Class A Certificates.

BOOK-ENTRY CERTIFICATES

     The Class A Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Class A Certificates ('Certificate Owners') will hold their Class A Certificates through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $25,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only

'Certificateholder' of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn he recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'FEDERAL INCOME TAX CONSIDERATIONS--Foreign Investors' and '--Backup Withholding' herein and 'GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'FEDERAL INCOME TAX CONSIDERATIONS-- Foreign Investors' and '--Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book- Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-

Entry Certificates and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Aggregate Class A Principal Balance of the Book-Entry

Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Seller, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF HOME EQUITY LOANS

     On the Closing Date the Depositor, will transfer to the Trust all of its right, title and interest in and to each Home Equity Loan, the related mortgage note, mortgages and other related documents (collectively, the 'Related Documents'), including all payments received after the Cut-Off Date or the Subsequent Cut-Off Date, as applicable, other than payments of interest on the
Initial Loans due on or before             , 199 . The Trustee, concurrently
with such initial transfer, will deliver the Certificates to the Seller.

     Within 30 days of the Closing Date or the Subsequent Transfer Date, as the case may be, the Trustee will review the Home Equity Loans and the Related Documents pursuant to the Agreement and if any Home Equity Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Home Equity Loan an Eligible Substitute Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or
(ii) purchase such Home Equity Loan at a price (the 'Purchase Price') equal to the outstanding Principal Balance of such Home Equity Loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the Loan Rate, net of the Servicing Fee if the Seller is the Servicer, plus if the Seller is not the Servicer the amount of any unreimbursed Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises.

The obligation of the Seller to repurchase or substitute for a Defective Home Equity Loan is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the 'Substitution Adjustment') equal to the excess of the Principal Balance of the related Defective Home Equity Loan over the Principal Balance of such Eligible Substitute Loan.

     An 'Eligible Substitute Loan' is a mortgage loan to be substituted by the Seller for a Defective Home Equity Loan which must, on the date of such substitution, (i) have an outstanding principal balance after deducting all scheduled principal payments due in the month of such substitution (or in the case of a substitution of more than one Home Equity Loan for a Defective Home Equity Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Home Equity Loan; (ii) have a

Loan Rate not less than the Loan Rate of the Defective Home Equity Loan and not more than 1% in excess of the Loan Rate of such Defective Home Equity Loan;
(iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Home Equity Loan; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Home Equity Loan; (v) comply with each representation and warranty as to the Home Equity Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Home Equity Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust, the Seller has transferred or assigned all of its right, title and interest in each Home Equity Loan and the Related Documents, free of any lien; and (ii) each Home Equity Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Home Equity Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Home Equity Loan an Eligible Substitute Loan or (ii) purchase such Defective Home Equity Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Home Equity Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Home Equity Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.


PAYMENTS ON HOME EQUITY LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain in the name of the Trustee a separate trust account (the 'Collection Account') for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provisions described in the following paragraphs, upon receipt by the Servicer of amounts in respect of the Home Equity Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicer Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.

     The Trustee will establish an account (the 'Distribution Account') into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein (other than Insured Payments) may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An 'Eligible Account' is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A2 by Moody's and A by Standard & Poor's, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company, and in each case of (A)-(D) above, approved in writing by the Certificate Insurer; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.


ADVANCES

     Not later than the close of business on each Determination Date, the Servicer will remit to the Trustee for deposit in the Collection Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Home Equity Loan through the related Due Date but not received by the Servicer as of the close of business on the last day of the related Due Period (net of the Servicing Fee) (the 'Monthly Advance'). Such obligation of the Servicer continues with respect to each Home Equity Loan until such Home Equity Loan becomes a Liquidated Home Equity Loan.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary 'out-of-pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a 'Servicing Advance.'

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Home Equity Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Home Equity Loan in respect of which such unreimbursed amounts are owed. The Servicer' s right to reimbursement for Monthly Advances is limited to late collections of interest on any Home Equity Loan and to Liquidation Proceeds and Insurance Proceeds on the related Home Equity Loan. The Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Home Equity Loan (a 'Nonrecoverable Advance'). However, if any Servicing Advance or Monthly Advance is determined in good faith by the Servicer to be non-recoverable from such sources, the amount of such Non-Recoverable Advances may be reimbursed to the Servicer from other amounts on deposit in the Collection Account.

DISTRIBUTION DATES

     On each Distribution Date, the Offered Certificateholders will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priority and in the amounts described below under 'Distributions' in an aggregate amount equal to the sum of (a) the related Class Interest Distribution for each Class of Offered Certificates and (b) the Class A Principal Distribution. Distributions will be made (i) in immediately available funds to Holders of Offered Certificates holding Certificates the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or
(ii) by check mailed to the address of the person entitled thereto as it appears on the register (the 'Certificate Register') maintained by the Trustee as registrar (the 'Certificate Registrar').

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The following amounts will be deposited into the Distribution Account in respect of the related Due Period for each Distribution Date: (i) payments of principal and interest on the Home Equity Loans (net of amounts representing the Servicing Fee and reimbursement for Monthly Advances and Servicer Advances);
(ii) Net Liquidation Proceeds and Insurance Proceeds (net of amounts applied to the restoration or repair of a Mortgaged

Property); (iii) the Purchase Price for repurchased Defective Home Equity Loans and any Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls and (c) the termination of the Trust as provided in the Agreement; (v) transfers from the Pre-Funding Account of funds not used to purchase Subsequent Loans during the Funding Period; (vi) transfers from the Capitalized Interest Account during the Funding Period of funds for the payment of interest on the Class A Certificates; and (vii) any amounts paid under the Policy.

DISTRIBUTIONS

     On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Distribution Account (other than amounts paid under the Policy which shall be available only for distribution to Senior Certificateholders) in respect of the related Due Period and payable on such Distribution Date, to the extent of funds available therefor, in the following order of priority:

          (i) to the Certificate Insurer, amounts owing to the Certificate Insurer under the Insurance Agreement for the premium payable pursuant thereto;

          (ii) to the Trustee, the Trustee Fee for such Distribution Date;

          (iii) to each Class of Senior Certificates. an amount equal to the related Class Interest Distribution for such Distribution Date;

          (iv) to the Classes of Offered Certificates then entitled to receive distributions of principal, the Class A Principal Distribution (other than the portion constituting the Distributable Excess Spread) for such Distribution Date;

          (v) to the Servicer the amount of any accrued and unpaid Servicing
     Fee;

          (vi) to the Certificate Insurer, for reimbursement for prior draws made on the Policy together with interest thereon at the rate set forth in the Agreement;


          (vii) to the Servicer the amount of Non-Recoverable Advances not previously reimbursed;

          (viii) to the Classes of Offered Certificates then entitled to receive distributions of principal, Distributable Excess Spread, if any, for such Distribution Date;

          (ix) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement; and

          (x) to the Class R Certificateholders, any remaining amounts.

INTEREST

     With respect to any Distribution Date, the amount of interest to be distributed on the Senior Certificates, to the extent of funds available therefor in accordance with the priorities described above under 'Distribution', is the sum of the Class Interest Distributions for each Class of Senior Certificates. For each Distribution Date and each Class of Senior Certificates, the 'Class Interest Distribution' is the sum of (a) one month's interest at the related Certificate Rate on the related Class Principal Balance or Notional Amount, as the case may be, immediately prior to such Distribution Date (the 'Class Monthly Interest Distributable Amount') and (b) any Class Interest Carryover Shortfall for such Class of Senior Certificates for such Distribution Date. As to any Distribution Date and Class of Senior Certificates, 'Class Interest Carryover Shortfall' is the sum of (i) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class of Senior Certificateholders on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy.

     On each Distribution Date, the Class Interest Distribution for each Class of Senior Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

     The Class S Certificates are entitled to distributions of interest on a pro rata basis with the Class A Certificates. The Certificate Rate for the Class S Certificates is the weighted average of the Strip Rates relating to each Class of Class A Certificates. Interest to be distributed on the Class S Certificates accrues on the basis of the Notional Amount described below.

     The Certificate Rate for the Class S Certificates is equal to the average of the Strip Rates relating to each Class of Class A Certificates, weighted on the basis of the Class Principal Balance of each Class of Class A Certificates immediately prior to a Distribution Date. The Strip Rate relating to each Class of Class A Certificates is as follows:

Class A-1....         %
Class A-2....         %
Class A-3....         %
Class A-4....         %
Class A-5....         %

     With respect to the first Distribution Date, the weighted average of the
Strip Rates is expected to be    % per annum.

     The Notional Amount is used to calculate the amount of the Class Monthly Interest Distributable Amount for the Class S Certificates and is the sum of the Class Principal Balances of each Class of Class A Certificates immediately prior to a Distribution Date.

PRINCIPAL

     'Class A Principal Distribution' means, with respect to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance.

     The Class A Principal Distribution will be distributed to the Class A
Certificates in the following order: first, concurrently,             % to the
Class A-1 Certificates and             % to the Class A-5 Certificates until the
Class Principal Balance of the Class A- 1 Certificates has been reduced to zero;
second concurrently,             % to the Class A-2 Certificates and
            % to the Class A-5 Certificates until the Class Principal Balance of the Class A-2 Certificates has been reduced to zero; third, concurrently,
            % to the Class A-3 Certificates and             % to the Class A-5
Certificates until the Class Principal Balance of the Class A-3 Certificates has
been reduced to zero; fourth, concurrently,             % to the Class A-4
Certificates and             % to the Class A-5 Certificates until the Class
Principal Balance of the Class A-4 Certificates has been reduced to zero; and
fifth,    % to the Class A-5 Certificates until the Class Principal Balance thereof has been reduced to zero.

     'Class A Monthly Principal Distributable Amount' means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan received by the Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance of all Home Equity Loans that became Liquidated Home Equity Loans during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Home Equity Loans with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the related Determination Date and not previously distributed, (v) the amount of Distributable Excess Spread, if any, in respect of such Distribution Date and (vi) the Pre-Funded Amount remaining on deposit in the Pre-Funding Account immediately following the end of the Pre-Funding Period.

     If the required level of overcollateralization is reduced below the then existing amount of overcollateralization (described below) or the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount on the following Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

     The application of Distributable Excess Spread is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Home Equity Loans. If the amount of losses in a particular Due Period exceeds the amount of Excess Spread for the Distribution Date, the amount distributed in respect of principal will be reduced. A draw on the Policy in respect of principal will not be made until the Class A Principal Balance exceeds the sum of the aggregate Principal Balance of the Home Equity Loans and the amount on deposit in the Pre-Funding Account. See '--The Policy' herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

     So long as an Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution will be applied, sequentially, to the distribution of principal to the Sequential Certificates, in order of their numerical designations, such that no Class of Sequential Certificates having a higher numerical designation is entitled to distributions of principal until the Class Principal Balance of each such Class of Sequential Certificates having a lower numerical designation has been reduced to zero. The Class A-5 Certificates are entitled to distributions of principal in the amounts described above concurrently with the Class of Sequential Certificates then entitled to distributions of principal. On any Distribution Date if an Insurer Default has occurred and is continuing, the Class A Principal Distribution will be applied to the distribution of principal of each Class of the Class A Certificates outstanding on a pro rata basis in accordance with the Class Principal Balance of each such Class immediately preceding such Distribution Date.

     'Due Period' means, (a) with respect to the first Determination Date (i)
for collections of principal the period from and including           1, 199
through and including           1, 199 and (ii) for collections of interest the
period from and including             2, 199 through and including
1, 199 and (b) with respect to each Determination Date thereafter for collections of both interest and principal the period from and including the second day of the month preceding the month of such Determination Date to and including the first day of the month of such Determination Date.


     A 'Liquidated Home Equity Loan', as to any Distribution Date, is a Home Equity Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Home Equity Loan (including the disposition of the related
REO) have been received.

     'Excess Spread' means, with respect to any Distribution Date, the positive excess, if any, of (x) the sum of the amounts deposited into the Distribution Account as described in clauses (i) through (vi) under 'Deposits to the Distribution Account' above with respect to such Distribution Date over (y) the amount required to be distributed pursuant to priorities (i) through (vii) above under 'Distributions' on such Distribution Date.

     An 'Insurer Default' will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

     'Distributable Excess Spread' means, with respect to any Distribution Date, the portion of (not greater than 100%) Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for such Distribution Date. See '--Overcollateralization Provisions.'

     As to each Distribution Date the 'Class A Principal Carryover Shortfall' is the amount by which the Class A Monthly Principal Distributable Amount for prior Distribution Dates was less than the maximum amount that would have been distributed if sufficient funds had been available therefor, which was not subsequently distributed.

THE POLICY

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. Accordingly, neither the Seller nor the Servicer makes any representation as to the accuracy and completeness of such information.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured
Payment will be received by                                                    ,
or its successor, as trustee for the Owners (the 'Trustee'), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Senior Certificates, unless such acceleration is at the sole option of the Certificate Insurer.


     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, either REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Senior Certificates against the debtor that made such preference payment or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Senior Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by
                     , as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the 'Fiscal Agent') of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

          'Agreement' means the Pooling and Servicing Agreement, dated as of
                 , 199 , between Delta Funding Corporation, as Seller and Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

          'Business Day' means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

          'Deficiency Amount' means for any Distribution Date (A) the excess, if any, of (i) Class Monthly Interest Distributable Amount (net of any Civil Relief Act Interest Shortfalls) plus any Class Interest Carryover Shortfall over (ii) funds on deposit in the Distribution Account (net of the Trustee's Fee and the Insurance Premium for such Distribution Date) and (B) the Guaranteed Principal Amount.

          'Guaranteed Principal Amount' means for any Distribution Date (a) the amount which is required to reduce the then outstanding Class A Principal Balance after giving effect to the distributions, if any, to the Holders in respect of principal on such Distribution Date to an amount equal to the sum of
(i) the Aggregate Principal Balance of the Home Equity Loans as of the last day of the immediately preceding Due Period and (ii) the amount on deposit in the Pre-Funding Account after giving effect to any withdrawals from the Pre-Funding Account during the month in which such Distribution Date occurs and (b)
on          25, 20     after all distributions have been made including
distributions pursuant to clause (a) of this definition of 'Guaranteed Principal Amount,' an amount equal to the then outstanding Class A Principal Balance.

          'Insured Payment' means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          'Notice' means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          'Owner' means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Senior Certificates to payment under the Policy.

          'Preference Amount' means any amount previously distributed to an Owner on the Senior Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

     The notice address of the Fiscal Agent is
                                       Attention:
                          , or such other address as the Fiscal Agent shall
specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Senior Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The Agreement requires that, on each Distribution, Date, the Distributable Excess Spread will be applied on such Distribution Date as an accelerated payment of principal on the Class or Classes of Class A Certificates then entitled to a distribution of the Class A Principal Distribution. This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Home Equity Loans.

     The required level of overcollateralization will be satisfied as of each Distribution Date when the sum of the aggregate of the Principal Balances of the Home Equity Loans at the end of the previous month together with amounts on deposit in the Pre-Funding Account on such Distribution Date exceeds the Class A Principal Balance by an amount specified in the Pooling and Servicing Agreement. Thereafter, the level of overcollateralization necessary to satisfy the required level of overcollateralization may be increased or decreased from time to time based on the loss and delinquency experience of the Home Equity Loans in accordance with the provisions of the Agreement. In addition the required level of overcollateralization may be decreased, in the sole discretion of the Certificate Insurer and with the prior consent of each Rating Agency as low as zero, which would have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.


PRE-FUNDING ACCOUNT

     On the Closing Date the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account will be in the name of and maintained by the Trustee and will be part of the Trust and will be used to acquire Subsequent Loans. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Holders of the Classes of the Offered Certificates then entitled to distributions of principal on the Distribution Date following the end of the Funding Period, thus resulting in a partial principal prepayment of such Classes of Offered Certificates. See 'PREPAYMENT AND YIELD CONSIDERATIONS--Mandatory Prepayment' herein.

     Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Distribution Date during the Funding Period. The Pre-Funding Account will not be an asset of either REMIC.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date cash will be deposited in the Capitalized Interest Account, which account will be in the name of and maintained by the Trustee and will be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Certificate Rate of all Senior Certificates on the amount by which the Class A Principal Balance as of the last day of the preceding month exceeds the Aggregate Principal Balance of the Home Equity Loans as of such day, over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Class R Certificateholders and will not thereafter be available for distribution to the Holders of the Offered Certificates.

     Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of either REMIC.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement setting forth among other items:

          (i) the aggregate amount of the distribution to each Class of Certificates on the Distribution Date set forth above;

          (ii) the amount of the distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class

     Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (iii) the amount of the distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (iv) the amount of Distributable Excess Spread paid as principal;

          (v) the Guaranteed Principal Amount for such Distribution Date;

          (vi) the amount paid under the Policy for such Distribution Date in respect of the Class Interest Distribution of each Class of Senior Certificates and the portion of the Guaranteed Principal Amount paid to the Offered Certificates;

          (vii) the Servicing Fee;

          (viii) the aggregate Principal Balance of the Home Equity Loans and the Pool Balance as of the close of business on the last day of the preceding Due Period;

          (ix) the Class A Principal Balance and the Class Principal Balance of each Class of Class A Certificates after giving effect to payments allocated to principal above;

          (x) the required level of overcollateralization and the amount of overcollateralization as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (xi) the number and aggregate Principal Balances of the Home Equity Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding month;

          (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure; and

          (xiii) the amounts of net losses for such Due Period and the cumulative amount of net losses to date.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $ 1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

LAST SCHEDULED DISTRIBUTION DATE


     The last scheduled Distribution Date for each Class of Class A Certificates
is as follows: Class A-l Certificates,            25,      , Class A-2
Certificates,           25,       , Class A-3 Certificates,    25,       , Class
A-4 Certificates,         ,      , and Class A-5 Certificates,         25,
     . It is expected that the actual last Distribution Date for each Class of Offered Certificates will occur significantly earlier than such scheduled Distribution Dates. See 'PREPAYMENT AND YIELD CONSIDERATIONS.'

     Such last scheduled Distribution Dates are based on a 0% Prepayment Assumption with no Distributable Excess Spread used to make accelerated payments of principal to the holders of the related Offered Certificates; provided that the last scheduled Distribution Date for the Class A-5 Certificates has been calculated assuming that a Home Equity Loan (including any Subsequent Loans) having the latest maturity allowed by the Agreement amortizes according to its terms, plus one year.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

     With respect to each Due Period, the Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as
a monthly Servicing Fee in the amount equal to       % per annum ('Servicing Fee
Rate') on the Principal Balance of each Home Equity Loan as of the first day of each such Due Period. All assumption fees, late payment charges and other feed and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     Not later than the Determination Date, the Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Home Equity Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of 30 days' interest on the Principal Balance of such Home Equity Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Civil Relief Act'), minus the Servicing Fee for such Home Equity Loan over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment (with respect to all such Home Equity Loans, the 'Prepayment Interest Shortfall') and (b) the sum of the aggregate Servicing Fee received by the Servicer in the most recently ended Due Period.

     Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee, will be so covered. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any shortfalls in interest collections on the Home Equity Loans that are attributable to the application of the Civil Relief Act ('Civil Relief Act Interest Shortfalls').

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 199 , to the Trustee, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 199 , the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Home Equity Loans under the Uniform Single Audit Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer' s obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     'Events of Default' will consist of: (i) (A) any failure by the Servicer to make any required Monthly Advance or (B) any other failure of the Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for three Business Days after payment was required to be made; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after knowledge or the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of Percentage Interests of at least 25%; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after knowledge or the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of Percentage Interests of at least 25%; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an 'Insolvency Event').

     If any Monthly Advance is not made by 12:00 Noon New York Time on the second Business Day prior to the applicable Distribution Date, the Trustee or a successor Servicer will immediately assume the duties of the Servicer.

     Upon removal or resignation of the Servicer, the Trustee will be the Successor Servicer (the 'Successor Servicer'). The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority of Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $25,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     In addition, the Certificate Insurer may terminate the Servicer upon the occurrence of a Trigger Event. Trigger Events will consist of among other things, (i) any failure by the Servicer to pay when due any amount payable by it under the Pooling and Servicing Agreement or the Insurance Agreement which results in a drawing under the Policy, (ii) failure of the Servicer to satisfy certain financial tests; and (iii) the loss and delinquency performance of the Mortgage Loans exceeding certain levels.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Trustee, or Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer, may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the

Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $25,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the

Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Default that has occurred is an Insolvency Event.

VOTING RIGHTS

     For purposes of determining if the required amount of Percentage Interests have given notice, consented to or taken any action, the Class A Certificates shall be considered to represent 98% of the Percentage Interests and the Class S Certificates shall be deemed to represent 2% of the Percentage Interests.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Home Equity Loan in the Trust, (iii) the optional purchase by the Servicer of the Home Equity Loans, as described below and (iv) the Distribution Date in
           20 , on which date the Policy will be available to pay the outstanding Aggregate Class A Principal Balance.

     Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option terminate the Agreement on the Distribution Date in the month following the Due Period during which the aggregate Principal Balance of the Home Equity Loans is less than 10% of the sum of the Principal Balances of the Initial Loans and Subsequent Loans as of the related Cut-Off Dates by purchasing, on the next succeeding Distribution Date, all of the outstanding Home Equity Loans and REO Properties at a price equal to the sum of the outstanding Pool Balance (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Home Equity Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through end of the related Due Period together with all amounts due and owing to the Certificate Insurer.

     Any such purchase will be accomplished by deposit into the Collection

Account of the purchase price specified above.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

     The Servicer has the option to purchase from the Trust any Home Equity Loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Loan Rate.

THE TRUSTEE

                                                       , a national banking
association with its principal place of business in             , has been named
Trustee pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Seller for general corporate purposes, including repayment of financing for the Home Equity Loans.

                       FEDERAL INCOME TAX CONSIDERATIONS

     An election will be made to treat the Trust (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as two 'real estate mortgage investment conduits' (an 'Upper Tier REMIC' and a 'Lower Tier REMIC,' respectively) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the 'Code'). The Offered Certificates will represent beneficial ownership of 'regular interests' in the Upper Tier REMIC and the Class R Certificates will represent beneficial ownership of residual interests in both REMICs. See 'FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders' in the Prospectus.

     The Offered Certificates generally will be treated as debt instruments issued by the Upper Tier REMIC for federal income tax purposes. Income on the Offered Certificates must be reported under an accrual method of accounting.

     The Offered Certificates may, depending on their issue price, be issued with original issue discount ('OID') for federal income tax purposes. In such event, holders of such Certificates will be required to include OlD in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OlD Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section l272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the Offered Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Home Equity Loans will prepay in
accordance with    % of the Prepayment Assumption. No representation is made as to the actual rate at which the Home Equity Loans will prepay.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Class A Certificateholder' of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates, the Agreement and the Policy.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ('Foreign Investors'). The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof of (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not he subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plans acquisition and ownership of such Certificates. See 'ERISA CONSIDERATIONS' in the Prospectus.

     The U.S. Department of Labor has granted to
('                 ') Prohibited Transaction Exemption   -    (the 'Exemption')
which exempts from the application of the prohibited transaction rules transactions relating to (l) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed
pass-through trusts, with respect to which                  or any of its
affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. Upon termination of the Funding Period, the Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (l) The acquisition of the Offered Certificate by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Offered Certificates acquired by the Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

          (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the true highest generic rating categories from either Standard & Poor's, Moody's, or Duff & Phelps Inc.;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payment made to and retained by the Seller pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value of such Home Equity Loans; the sum of all payments made to and retained by the Servicer represent not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriter, the Seller, the Servicer, the Certificate Insurer, any borrower whose obligations under one or more Home Equity Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the 'Restricted Group'); and

          (6) The Plan investing in the Offered Certificates is an 'accredited investor' as defined in Rule 50l(a)(l) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriters believe that upon termination of the Funding Period, the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Offered Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Class A Certificates will be rated in the highest rating category of the Rating Agencies, the Class A Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the Mortgages securing the Home Equity Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'LEGAL INVESTMENT' in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting
agreement, dated            , 199  (the 'Underwriting Agreement'), among the
Seller and the Underwriters named below (the 'Underwriters'), the Seller has agreed to sell to the Underwriters and each of the Underwriters has severally agreed to purchase from the Seller the principal amount of Class A Certificates set forth below opposite their respective names.

                                            CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-5
UNDERWRITER                                CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
- ----------------------------------------   ------------    ------------    ------------    ------------    ------------





Total...................................

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the
Offered Certificates will be $             , before deducting expenses payable
by the Seller expected to be $        . In connection with the purchase and sale
of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Seller in the form of underwriting discounts.

     The Seller has been advised by the Underwriters that they presently intend to make a market in the Class A Certificates offered hereby; however, no Underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                                    EXPERTS

     The consolidated financial statements of
                                               as of December 31, 199 and 199
and for the years ended December 31, 199 , 199  and 199 , included as Appendix A
to this Prospectus Supplement have been audited by                             ,
independent auditors, as set forth in their report thereon appearing in this Prospectus Supplement and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS


     Certain legal matters with respect to the Offered Certificates will be passed upon for the Seller by Stroock & Stroock & Lavan, New York, New York, and
for the Underwriters, by              .

                                    RATINGS

     It is a condition to issuance that the Offered Certificates receive ratings of 'AAA' by Standard & Poor's and 'Aaa' by Moody's.

     A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Mortgage Loans to which they are entitled. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Offered Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Offered Certificates may result in a reduction of one or more of the ratings assigned to the Offered Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 199 - (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts ad DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the amount of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take one credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global

Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;


          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exchange for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds

(the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that amy be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.


                   SUBJECT TO COMPLETION DATED AUGUST 5, 1996


PROSPECTUS
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                            ------------------------

                           DELTA FUNDING CORPORATION
                             (SELLER AND SERVICER)

                            ------------------------

    The Asset-Backed Certificates (the 'Certificates') and the Asset-Backed Notes (the 'Notes' and, collectively with the Certificates, the 'Securities') described herein may be sold from time to time in one or more series (each, a 'Series') in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a 'Prospectus Supplement'). Each series (each a 'Series') of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.


    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by Delta Funding Corporation (the 'Seller') pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the 'Home Equity Loans'), secured by mortgages on one- to four-family residential or mixed-use properties, and (ii) securities ('Private Securities') backed or secured by Home Equity Loans (the 'Underlying Loans'), (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the 'Cutoff Date') net, if and as provided in the related Prospectus Supplement, of certain amounts payable to Delta Funding Corporation, as servicer (the 'Servicer') of the Home Equity Loans, (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Home Equity Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.


    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a 'Distribution Date'), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'FEDERAL INCOME TAX CONSIDERATIONS.'

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue.

                            ------------------------

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES
   EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE SELLER, THE TRUSTEE, THE
    SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR
      ENTITY. THE SELLER'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES
       SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE
                        RELATED PROSPECTUS SUPPLEMENT.

                            ------------------------

          SEE 'RISK FACTORS' BEGINNING ON PAGE 13 FOR CERTAIN FACTORS
                TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS             , 1996

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Securities; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Home Equity Loans, the length of the Pre-Funding Period (as defined herein) or the Revolving Period (as defined herein) and the criteria for determining which additional Home Equity Loans (or balances thereof) may become part of the Trust Fund; (x) additional information with respect to the plan of distribution of such Securities; and (xi) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreements to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered 'Holders' under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of 'Holders' shall refer to the rights of such owners as they may be exercised indirectly through such participants. See 'THE AGREEMENTS-- Reports to Holders.'

                             AVAILABLE INFORMATION


     The Seller has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission, including the Seller. The address of such Internet Web site is (http://www.sec.gov).


     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). The Seller intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Seller at 1000 Woodbury Road, Woodbury, New York 11797.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS.'

SECURITIES OFFERED....... Asset-Backed Certificates (the 'Certificates') and
                          Asset-Backed Notes (the 'Notes'). Certificates are
                          issuable from time to time in Series pursuant to a
                          Pooling and Servicing Agreement or Trust Agreement.
                          Each Certificate of a Series will evidence an interest
                          in the Trust Fund for such Series, or in an Asset
                          Group specified in the related Prospectus Supplement.
                          Notes are issuable from time to time in a Series
                          pursuant to an Indenture. Each Series of Securities
                          will consist of one or more Classes, one or more of
                          which may be Classes of Compound Interest Securities,
                          Planned Amortization Class ('PAC') Securities,
                          Variable Interest Securities, Zero Coupon Securities,
                          Principal Only Securities, Interest Only Securities,
                          Participating Securities, Senior Securities or
                          Subordinate Securities. Each Class may differ in,
                          among other things, the amounts allocated to and the
                          priority of principal and interest payments, Final
                          Scheduled Distribution Dates, Distribution Dates and
                          interest rates. The Securities of each Class will be
                          issued in fully registered form in the denominations
                          specified in the related Prospectus Supplement. If so
                          specified in the related Prospectus Supplement, the
                          Securities or certain Classes of such Securities
                          offered thereby may be available in book-entry form
                          only.

SELLER AND SERVICER...... Delta Funding Corporation, a New York corporation, with its principal executive offices located at 1000
                          Woodbury Road, Woodbury, New York 11797, and a
                          telephone number of (516) 364-8500. See 'THE SELLER
                          AND THE SERVICER.'

INTEREST PAYMENTS........ Interest payments on the Securities of a Series entitled by their terms to receive interest will be
                          made on each Distribution Date, to the extent set
                          forth in, and at the applicable rate specified in (or
                          determined in the manner set forth in), the related
                          Prospectus Supplement. The interest rate on Securities
                          of a Series may be variable or change with changes in
                          the rates of interest on the related Home Equity Loans
                          or Underlying Loans relating to the Private
                          Securities, as applicable and/or as prepayments occur
                          with respect to such Home Equity Loans or Underlying
                          Loans, as applicable. Interest Only Securities may be
                          assigned a 'Notional Amount' set forth in the related
                          Prospectus Supplement which is used solely for
                          convenience in expressing the calculation of interest
                          and for certain other purposes and does not represent
                          the right to receive any distributions allocable to
                          principal. Principal Only Securities may not be
                          entitled to receive any interest payments or may be
                          entitled to receive only nominal interest payments.
                          Interest payable on the Securities of a Series on a
                          Distribution Date will include all interest accrued
                          during the period specified in the related Prospectus
                          Supplement. See 'DESCRIPTION OF THE SECURITIES--
                          Payments of Interest.'

PRINCIPAL PAYMENTS....... All payments of principal of a Series of Securities will be made in an aggregate amount determined as set
                          forth in the related Prospectus Supplement and will be
                          paid at the times and will be allocated among the
                          Classes of such Series in the order and amounts, and
                          will be applied either on a pro rata or a random lot
                          basis among all Securities of any such Class, all as
                          specified in the related Prospectus Supplement.
FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES...... The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date
                          on which principal thereof will be fully paid and with
                          respect to each Class of Certificates is the date
                          after which no Certificates of such Class are expected
                          to remain outstanding, in each case calculated on the
                          basis of the assumptions applicable to such Series
                          described in the related Prospectus Supplement. The
                          Final Scheduled Distribution Date of a Class may equal
                          the maturity date of the Primary Asset in the related
                          Trust Fund which has the latest stated maturity or
                          will be determined as described herein and in the
                          related Prospectus Supplement.

                          The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Home Equity
                          Loans or Underlying Loans relating to the Private
                          Securities, as applicable, in the related Trust Fund.
                          Unless otherwise specified in the related Prospectus
                          Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled
                          Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Home
                          Equity Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Home Equity
                          Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'RISK FACTORS--Yield May
                          Vary' and 'DESCRIPTION OF THE SECURITIES--Weighted
                          Average Life of the Securities.'

OPTIONAL TERMINATION..... One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the
                          Seller's or the Servicer's option, at such time and
                          under the circumstances specified in the related
                          Prospectus Supplement, at the price set forth therein.
                          If so specified in the related Prospectus Supplement
                          for a Series of Securities, the Seller, the Servicer,
                          or such other entity that is specified in the related
                          Prospectus Supplement, may, at its option, cause an
                          early termination of the related Trust Fund by
                          repurchasing all of the Primary Assets remaining in
                          the Trust Fund on or after a specified date, or on or
                          after such time as the aggregate principal balance of
                          the Securities of the Series or the Primary Assets
                          relating

                          to such Series, as specified in the related Prospectus
                          Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See
                          'DESCRIPTION OF THE SECURITIES--Optional Redemption,
                          Purchase or Termination.'

                          In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the payments of the related Primary Assets.

THE TRUST FUND........... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as
                          described in the related Prospectus Supplement.

  A. PRIMARY ASSETS...... The Primary Assets for a Series may consist of any combination of the following assets, to the extent and
                          as specified in the related Prospectus Supplement.
     (1) HOME EQUITY
         LOANS........... Primary Assets for a Series will consist, in whole or in part, of 'closed-end' home equity loans (the 'Home
                          Equity Loans'). The Home Equity Loans may, as
                          specified in the related Prospectus Supplement, have
                          various payment characteristics, including balloon or
                          other irregular payment features, and may accrue
                          interest at a fixed rate or an adjustable rate. Some
                          Home Equity Loans may be delinquent or non-performing
                          as specified in the related Prospectus Supplement. The
                          Home Equity Loans will be originated or acquired by
                          the Seller in the ordinary course of its business. The
                          Home Equity Loans will be conventional loans. To the
                          extent provided in the related Prospectus Supplement,
                          additional Home Equity Loans may be periodically added
                          to the Trust Fund, or may be removed from time to time
                          if certain asset tests are met, all as described in
                          the related Prospectus Supplement.

                          As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on such Mortgaged Property, as described in the related
                          Prospectus Supplement.

                          The related Prospectus Supplement will describe certain characteristics of the Home Equity Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans; (b) the range and weighted average Home Equity Loan Rate on the Home
                          Equity Loans and in the case of adjustable rate Home
                          Equity Loans, the range and weighted average of the Current Home Equity Loan Rates and the Lifetime Rate
                          Caps, if any; (c) the range and the average outstanding principal balance of the Home Equity
                          Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of Combined
                          Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Home Equity Loans, computed in the manner described in the related Prospectus Supplement;
                          (f) the percentage (by principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g)
                          any enhancement relating to the Home Equity Loans; (h)
                          the geographic distribution of the Mortgaged
                          Properties securing the Home Equity Loans; (i) the use
                          and type of each Mortgaged Property securing a Home
                          Equity Loan; (j) the lien priority of the Home Equity
                          Loans; and (k) the delinquency status and year of
                          origination of the Home Equity Loans.
     (2) PRIVATE
         SECURITIES...... Primary Assets for a Series may consist, in whole or in part, of Private Securities which include (a)
                          pass-through certificates representing beneficial
                          interests in loans of the type that would otherwise be
                          eligible to be Home Equity Loans (the 'Underlying
                          Loans') or (b) collateralized obligations secured by
                          Underlying Loans issued by a trust with either of the
                          following characteristics: (i) the trust will have
                          been formed by the Seller or an unaffiliated person
                          and the Servicer is acting as servicer for such trust
                          (a 'Seller/Servicer Trust'); or (ii) the trust will
                          have been formed by, and the person acting as servicer
                          for the trust will be, a person that is unaffiliated
                          with the Seller or the Servicer (an 'Unaffiliated
                          Trust'). The Private Securities may have been offered
                          and sold to the public pursuant to an effective
                          registration statement or privately placed in a
                          transaction not involving a public offering. In either

                          case, no underwriter for a Series of Securities the Primary Assets for which include Private Securities will have been involved in the public distribution or private placement of such Private Securities. If the Private Securities were issued by an Unaffiliated
                          Trust and privately placed in a transaction not involving a public offering, such securities will have been purchased from a person who is not an affiliate of the issuer of such securities at the time of sale
                          (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the date the securities were acquired from the issuer or an affiliate thereof.
                          Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See 'THE TRUST FUNDS-- Private
                          Securities.' Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the Trustee as registered owner of such Private Securities.

                          The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Seller and the Seller reasonably believes such information to be reliable:
                          (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such
                          Underlying Loans, (D) the minimum and maximum stated
                          maturities of such Underlying Loans at origination,
                          (E) the lien priority of such Underlying Loans, and
                          (F) the delinquency status and year of origination of
                          such Underlying Loans; (iii) the maximum original
                          term-to-stated maturity of the Private Securities;
                          (iv) the weighted average term-to-stated maturity of
                          the Private Securities; (v) the pass-through or
                          certificate rate or ranges thereof for the Private
                          Securities; (vi) the sponsor or depositor of the
                          Private Securities (the 'PS Sponsor'), the servicer of
                          the Private Securities (the 'PS Servicer') and the
                          trustee of the Private Securities (the 'PS Trustee');
                          (vii) certain characteristics of Enhancement, if any,
                          such as reserve funds, insurance policies, letters of
                          credit or guarantees, relating to the Underlying
                          Loans, or to such Private Securities themselves;
                          (viii) the terms on which the Underlying Loans may, or
                          are required to, be repurchased prior to stated
                          maturity; and (ix) the terms on which substitute
                          Underlying Loans may be delivered to replace those
                          initially deposited with the PS Trustee. See 'THE
                          TRUST FUNDS--Private Securities--Additional
                          Information.'
  B. COLLECTION,
      CERTIFICATE
      AND DISTRIBUTION
      ACCOUNTS........... Unless otherwise provided in the related Prospectus
                          Supplement, all payments on or with respect to the
                          Primary Assets for a Series will be remitted by the
                          Servicer within the period specified in the related
                          Prospectus Supplement directly to an account (the
                          'Collection Account' or the 'Certificate Account') to
                          be established for such Series. Unless otherwise
                          provided in the related Prospectus Supplement, the
                          Trustee shall be required to apply a portion of the
                          amount in the Collection Account or the Certificate
                          Account, together with reinvestment earnings from
                          Eligible Investments specified in the related
                          Prospectus Supplement, to the payment of certain
                          amounts payable to the Servicer under the related
                          Agreement and any other person specified in the
                          Prospectus Supplement, and to deposit a portion of the
                          amount in the Collection Account into one or more
                          separate accounts (each, a 'Distribution Account') to
                          be established for such Series, each in the manner and
                          at the times established in the related Prospectus
                          Supplement. All amounts deposited in such Distribution
                          Account (or, if there is no Distribution Account,
                          amounts remaining in the Certificate Account) will be

                          available, unless otherwise specified in the related
                          Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities (or such Class or Classes specified in the related Prospectus Supplement) on the next
                          Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account or the Certificate
                          Account as described above, any funds remaining in such Accounts may be paid over to the Servicer, the Seller, any provider of Enhancement with respect to such Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

  C. PRE-FUNDING AND
      CAPITALIZED
      INTEREST
      ACCOUNTS........... If specified in the related Prospectus Supplement, a
                          Trust Fund will include one or more segregated trust
                          accounts (each, a 'Pre-Funding Account') for the
                          related Series. If so specified, on the closing date
                          for such Series, a portion of the proceeds of the sale
                          of the Securities of such Series (such amount, the
                          'Pre-Funded Amount') will be deposited in the
                          Pre-Funding Account and may be used to purchase
                          additional Primary Assets during the period of time,
                          not to exceed six months, specified in the related
                          Prospectus Supplement (the 'Pre-Funding Period'). The
                          Primary Assets to be so purchased will be required to
                          have certain characteristics specified in the related
                          Prospectus Supplement. If any Pre-Funded Amount
                          remains on deposit in the Pre-Funding Account at the
                          end of the Pre-Funding Period, such amount will be
                          applied in the manner specified in the related
                          Prospectus Supplement to prepay the Classes of Notes
                          and/or the Certificates of the applicable Series
                          specified in the related Prospectus Supplement. The
                          amount initially deposited in a Pre-Funding Account
                          for a Series of Securities will not exceed fifty
                          percent of the aggregate principal amount of such
                          Series of Securities.

                          If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized
                          Interest Account') may be established for the related
                          Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series may be deposited in the Capitalized Interest
                          Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Classes of Securities of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related
                          Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

ENHANCEMENT.............. If and to the extent specified in the related
                          Prospectus Supplement, enhancement with respect to a
                          Series or any Class of Securities may include any one
                          or more of the following: a financial guaranty
                          insurance policy, overcollateralization, a letter of
                          credit, a cash reserve fund, insurance policies, one
                          or more Classes of Subordinate Securities, derivative
                          products or other forms of credit enhancement, or any
                          combination thereof (collectively, 'Enhancement'). The
                          Enhancement with respect to any Series or any Class of
                          Securities may be structured to provide protection
                          against delinquencies and/or losses on the Primary
                          Assets, against changes in interest rates, or other
                          risks, to the extent and under the conditions
                          specified in the related Prospectus Supplement. Unless
                          otherwise specified in the

                          related Prospectus Supplement, any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any Enhancer, including financial information when material, will be included in the related Prospectus Supplement. See 'ENHANCEMENT.'

                          With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

SERVICING................ The Servicer will be responsible for servicing, managing and making collections on the Home Equity
                          Loans for a Series. In addition, the Servicer, if so
                          specified in the related Prospectus Supplement, will
                          act as custodian and will be responsible for
                          maintaining custody of the Home Equity Loans and
                          related documentation on behalf of the Trustee.
                          Advances with respect to delinquent payments of
                          principal and/or interest on a Home Equity Loan
                          ('Delinquency Advances') will be made by the Servicer
                          if and only to the extent described in the related
                          Prospectus Supplement. Such advances will be intended
                          to provide liquidity only and will be reimbursable to
                          the Servicer to the extent specified in the related
                          Prospectus Supplement, from scheduled payments of
                          principal and/or interest, late collections, or from
                          the proceeds of liquidation of the related Home Equity
                          Loans or from other recoveries relating to such Home
                          Equity Loans (including any insurance proceeds or
                          payments from other credit support) or, to the extent
                          specified in the related Prospectus Supplement, from
                          payments or proceeds from other Home Equity Loans. If
                          and to the extent specified in the related Prospectus
                          Supplement, the Servicer will be entitled to advance
                          its own funds to pay for any related expenses of
                          foreclosure and disposition of any liquidated Home
                          Equity Loan or related Mortgaged Property (the
                          'Servicer Advances'). See 'SERVICING OF LOANS--
                          Advances and Limitations Thereon.' The Servicer will
                          be entitled to be reimbursed for any such Servicer
                          Advances as specified in the related Prospectus
                          Supplement. In performing these functions, the
                          Servicer will exercise the same degree of skill and
                          care that it customarily exercises with respect to
                          similar Home Equity Loans owned or serviced by it.
                          Under certain limited circumstances, the Servicer may
                          resign or be removed, in which event either the

                          Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the 'Servicing
                          Fee') and may, as specified herein and in the related
                          Prospectus Supplement, receive certain additional compensation. See 'SERVICING OF LOANS--Servicing
                          Compensation and Payment of Expenses.'
FEDERAL INCOME TAX
CONSIDERATIONS

  A. DEBT SECURITIES AND
      REMIC RESIDUAL
      SECURITIES......... If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate
                          mortgage investment conduit' (a 'REMIC') or (ii) so
                          provided in the related Prospectus Supplement, a
                          Series of Securities will include one or more Classes
                          of taxable debt obligations under the Internal Revenue
                          Code of
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                                       10

                          1986, as amended (the 'Code'). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting 'regular interests' in a REMIC ('Regular
                          Interests'), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon
                          Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis.
                          In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                          In the case of a REMIC election, a Class of Securities
                          may be treated as REMIC 'residual interests'
                          ('Residual Interest'). A Holder of a Residual Interest
                          will be required to include in its income its pro rata
                          share of the taxable income of the REMIC. In certain
                          circumstances, the Holder of a Residual Interest may
                          have REMIC taxable income or tax liability
                          attributable to REMIC taxable income for a particular
                          period in excess of cash distributions for such period
                          or have an after-tax return that is less than the
                          after-tax return on comparable debt instruments. In
                          addition, a portion (or, in some cases, all) of the
                          income from a Residual Interest (i) except in certain
                          circumstances with respect to a Holder classified as a
                          thrift institution under the Code, may not be subject
                          to offset by losses from other activities or
                          investments, (ii) for a Holder that is subject to tax
                          under the Code on unrelated business taxable income,
                          may be treated as unrelated business taxable income
                          and (iii) for a foreign holder, may not qualify for
                          exemption from or reduction of withholding. In
                          addition, (i) Residual Interests are subject to
                          transfer restrictions and (ii) certain transfers of
                          Residual Interests will not be recognized for federal
                          income tax purposes. Further, individual holders are
                          subject to limitations on the deductibility of
                          expenses of the REMIC. See 'FEDERAL INCOME TAX
                          CONSIDERATIONS.'
  B. NON-REMIC
      PASS-THROUGH
      SECURITIES......... If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a
                          grantor trust and will not be classified as an
                          association taxable as a corporation for federal
                          income tax purposes and Holders of Securities of such
                          Series ('Pass-Through Securities') will be treated as
                          owning directly rights to receive certain payments of
                          interest or principal, or both, on the Primary Assets
                          held in the Trust Fund for such Series. All income
                          with respect to a Stripped Security (as defined
                          herein) will be accounted for as original issue
                          discount and, unless otherwise specified in the
                          related Prospectus Supplement, will be reported by the
                          Trustee on an accrual basis, which may be prior to the
                          receipt of cash associated with such income.
  C. OWNER TRUST
      SECURITIES......... If so specified in the Prospectus Supplement, the
                          Trust Fund will be treated as a partnership for
                          purposes of federal and state income tax. Each
                          Noteholder, by the acceptance of a Note of a given
                          Series, will

                          agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related
                          Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'FEDERAL
                          INCOME TAX CONSIDERATIONS.'

ERISA CONSIDERATIONS..... Subject to the considerations discussed under 'ERISA
                          CONSIDERATIONS' herein and in the related Prospectus
                          Supplement, and unless otherwise specified in the
                          related Prospectus Supplement, the Notes will be
                          eligible for purchase by employee benefit plans. The
                          related Prospectus Supplement will provide further
                          information with respect to the eligibility of a Class
                          of Certificates for purchase by employee benefit
                          plans.

                          A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See 'ERISA CONSIDERATIONS' herein and in the related Prospectus Supplement.

LEGAL INVESTMENT......... Unless otherwise specified in the related Prospectus
                          Supplement, Securities of each Series offered by this
                          Prospectus and the related Prospectus Supplement will
                          not constitute 'mortgage related securities' under the
                          Secondary Mortgage Market Enhancement Act of 1984
                          ('SMMEA'). Investors whose investment authority is
                          subject to legal restrictions should consult their own
                          legal advisors to determine whether and to what extent
                          the Securities constitute legal investments for them.
                          See 'LEGAL INVESTMENT.'

RATINGS.................. It will be a requirement for issuance of any Series that each Class of Securities offered by this
                          Prospectus and the related Prospectus Supplement be
                          rated by at least one Rating Agency in one of its four
                          highest applicable rating categories. The rating or
                          ratings applicable to Securities of each Series
                          offered hereby and by the related Prospectus
                          Supplement will be as set forth in the related
                          Prospectus Supplement. There is no assurance that the
                          rating initially assigned to such Securities will not
                          be subsequently lowered or withdrawn by the Rating
                          Agency. In the event the rating initially assigned to
                          any Securities is subsequently lowered for any reason,
                          no person or entity will be obligated to provide any
                          credit enhancement in addition to the Enhancement, if
                          any, specified in the related Prospectus Supplement.

                          A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Home Equity Loans or Underlying Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See 'RISK
                          FACTORS--Ratings Are Not Recommendations.'

                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

     No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. See 'PLAN OF DISTRIBUTION.'

     Primary Assets Are Only Source of Repayment. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities and any related Enhancement. There will be no recourse to the Seller or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Seller, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Seller. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities. As a result Holders may suffer losses. See 'ENHANCEMENT.'


     Yield May Vary. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and
(iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities.' Prepayments may also result from repurchases of Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, due to material breaches of the Seller's representations and warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each

Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

     Property Values May Be Insufficient. If the Home Equity Loans in a Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Home Equity Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or deeds of trust or make payments due to the senior mortgagees or beneficiaries.

     There are several factors that could adversely affect the value of the Mortgaged Properties such that the outstanding balance of the related Home Equity Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general.

     Pre-Funding and Additional Loans May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities.

     The ability of a Trust Fund to invest in additional Home Equity Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Home Equity Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Potential Liability for Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Home Equity Loan to damages and administrative enforcement.

     The Loans are also subject to federal laws, including:

          (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Home Equity Loan in question. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the Servicer's ability to collect the principal of or interest on the Loans and also would affect the interests of the Securityholders in such Loans if such laws result in the Loans being uncollectible. See 'CERTAIN LEGAL ASPECTS OF THE LOANS.'

     Ratings Are not Recommendations. It will be a condition to the issuance of a Series of Securities that each Class be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                          THE SELLER AND THE SERVICER

     Delta Funding Corporation, a New York corporation ('Delta'), was organized in 1982. Delta is a privately held mortgage banking company engaged in the business of originating, acquiring, servicing and selling first and second mortgage loans secured primarily by one- to four-family residential properties.

     Delta's principal strategy is to originate or acquire loans to owners of moderately priced housing who have substantial equity in their homes, but whose credit histories do not meet the requirements of more traditional sources of mortgage credit which underwrite loans to conventional guidelines established by FNMA and FHLMC. These nonconventional loans are commonly referred to by market participants as 'B' and 'C' loans. As a result, both the rates of interest and origination fees or 'points' charged by Delta are typically higher than those charged by lenders making conforming mortgage loans. Home Equity Loan proceeds are generally used to consolidate indebtedness or to finance other consumer needs rather than to purchase homes.

     Delta originates loans through a network of mortgage brokers, attorneys,

accountants and other real estate professionals who submit applications for nonconforming mortgage loans to Delta ('Brokered Loans'). During 1995, Brokered Loans accounted for approximately 61% of newly originated loans. Delta also purchases newly originated loans on a wholesale basis from approved mortgage bankers and financial institutions ('Correspondent Loans'). All Correspondent Loans are underwritten by employees of Delta in accordance with its underwriting standards. Correspondents are qualified to do business with Delta only after a review of their reputation, mortgage lending experience and financial condition, including a review of references and financial statements. During 1995, Correspondent Loans accounted for approximately 39% of newly originated loans with no loan broker or correspondent accounting for more than 7.75% of Delta's origination volume.

     Delta normally charges origination fees ranging from 0% to 4% of the loan amount on Brokered Loans. Delta does not compensate the loan broker, who negotiates his or her compensation directly with the borrower over and above origination fees paid to Delta. In the case of Correspondent Loans, mortgage loans are closed and funded in the name of the correspondent and are immediately purchased by Delta.

     Prior to 1991, Delta combined mortgage loans into pools and sold those pools as well as individual mortgage loans directly to a network of commercial banks, thrifts, insurance companies, pension funds and accredited investors. Delta generally sold these pools or individual loans for 100% of the principal balance and negotiated the pass-through rate of interest to be paid to the investors. Delta retained a normal servicing fee as well as the portion of the note rate paid by the borrower in excess of the pass-through rate. Delta sold loans to investors with recourse whereby Delta would repurchase any loan which became REO property. This obligation is subject to various terms and conditions, including. in some Instances, a time limit. At December 31, 1995, there were approximately $64 million of loans which Delta could be required to repurchase in the future should such loans become an REO property.

     Since February 1991, Delta has raised capital by selling its mortgage loans in nine securitizations. Proceeds from the securitizations have enabled Delta to replenish its capital, paydown lines of credit and originate or acquire new loans. Delta continues to service all of the loans which have been securitized. Securitizations have completely replaced Delta's former practice of assigning its loans to a variety of pension plans, banks, insurance companies and individual investors.

     As of December 31, 1995, Delta had 240 employees. Delta's headquarters are located in approximately 40,000 square feet in a 230,000 square foot building located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is
(516) 364-8500. Delta also has offices located in Maplewood, New Jersey, St. Louis, Missouri and Virginia Beach, Virginia.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Seller, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The following summaries describe the material provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the related Prospectus Supplement (which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the

Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account or the Certificate Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See 'THE TRUST FUNDS--Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate,' if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related

Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date on which the principal thereof will be fully paid and with respect to each Class of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such

Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See '--Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Seller or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Securities, the Seller, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement upon certain events of insolvency or receivership of the Seller or another affiliated entity specified in the related Prospectus Supplement, the related Primary Assets of the Trust Fund will be liquidated and the Trust Fund will be terminated, subject to the conditions set forth in the related Prospectus Supplement. In each such event, the Securities of the related Series will experience a prepayment. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of a Class of the Securities will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each Class of Securities of such Series, and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement or the rights thereto, (iv) any Mortgaged Property that secured a Home Equity Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Pre-Funding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Seller or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be transferred by the Seller to the Trust Fund. Loans relating to a Series will be serviced by the Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a 'Sale and Servicing Agreement') between the Seller, the Trust Fund and the Servicer, with respect to a Series that includes Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Seller and the Trustee of such

Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the 'Home Equity Loans') secured by mortgages primarily on Single Family Mortgaged Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Home Equity Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Home Equity Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Home Equity Loan Rate thereon and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Interest on Home Equity Loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date therefor will not affect the relative applications of principal and interest. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Home Equity Loans will not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The Mortgaged Properties also may include module or manufactured homes which are treated as real estate under local law. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for determining that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Home Equity Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Home Equity Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (b) the range and weighted average Home Equity Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Home Equity Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the geographic distribution of the Mortgaged Properties securing the Loans; (i) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES


     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans issued by a trust with either of the following characteristics: (i) the trust will have been formed by the Seller or an unaffiliated person and the Servicer is acting as servicer for such trust (a 'Seller/Servicer Trust'); or (ii) the trust will have been formed by, and the person acting as servicer for the trust will be, a person that is unaffiliated with the Seller or the Servicer (an 'Unaffiliated Trust'). The Private Securities may have been offered and sold to the public pursuant to an effective registration statement or privately placed in a transaction not involving a public offering. In either case, no underwriter for a Series of Securities the Primary Assets for which include Private Securities will have been involved in the public distribution or private placement of such Private Securities. If the Private Securities were issued by an Unaffiliated

Trust and privately placed in a transaction not involving a public offering, such securities will have been purchased from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.


     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Seller. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement. The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Seller and the Seller reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

ACCOUNTS

     A separate Collection Account or Certificate Account will be established for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Seller and/or the Servicer, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, may be deposited in one or more

Distribution Accounts. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection, Certificate and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account and the Certificate Account, than the day preceding the next Distribution Date for the related Series of Securities. 'Eligible Investments' include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the 'Pre-Funded Amount') may be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time not to exceed six months specified in the related Prospectus Supplement (the 'Pre-Funding Period'). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, overcollateralization, a letter of credit, cash reserve fund, insurance policies, one or more Classes of Subordinate Securities, derivative products, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement (collectively, 'Enhancement'). If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.

                               SERVICING OF LOANS

GENERAL


     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Home Equity Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the related loan documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Home Equity Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account' or the 'Certificate Account') in the name of the Trustee. The Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the 'FDIC') or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the

Collection Account or Certificate Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller or the Trustee will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing payments received on or after the related Cut-off Date and received by the Servicer on or before the Closing Date, and thereafter, within the period specified in the related Prospectus Supplement, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due or, in the case of simple interest Loans, received, on or before such Cut-off Date):

          (i) all payments on account of principal, including prepayments, on such Primary Assets;

          (ii) all payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) all amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset and, to the extent specified in the related Prospectus Supplement, net of reimbursements for related Delinquency Advances and Servicer Advances;

          (iv) all proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) all amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) all Delinquency Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) all repurchase prices of any such Primary Assets repurchased by the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the

Servicer is permitted, from time to time, to make withdrawals from the Collection Account or the Certificate Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself for Delinquency Advances is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Delinquency Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Home Equity Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (iv) to reimburse itself or the Seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (v) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Seller or the Servicer pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vi) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (vii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make advances with respect to delinquent payments of principal and/or interest on Loans ('Delinquency Advances'). If specified in the related Prospectus Supplement, the Servicer will be obligated to make

Delinquency Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Such advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related Prospectus Supplement, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Delinquency Advance was made or, to the extent provided in the Prospectus Supplement, from payments or proceeds from other Loans. If and to the extent specified in the related Prospectus Supplement, the Servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Mortgage Home Equity Loan or related Property (the 'Servicer Advances'). The Servicer will be entitled to be reimbursed for any such Servicer Advances to the extent provided in the Prospectus Supplement. If a Servicer Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, Certificate Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Home Equity Home Equity Loan to maintain a hazard insurance policy naming the Servicer as loss payee thereunder and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as its customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans.

     In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Home Equity Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a federally designated special flood hazard area at the time of origination of the related Home Equity

Loan, the Agreement requires the Servicer to cause to be maintained, for each such Home Equity Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the Home Equity Loan Balance of the applicable Home Equity Home Equity Loan the principal balance of any mortgage loan senior to such Home Equity Home Equity Loan from time to time.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related loan plus the balance of any senior mortgage. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Home Equity Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a default Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. Except as described below, all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Property or released to the borrower in accordance with the Servicer's normal servicing procedures), will be deposited in the Collection Account. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses to the collateral securing the Home Equity Loans. If such blanket policy contains a deductible clause, the Servicer will deposit into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon,

repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Home Equity Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Seller will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Home Equity Loan a modification of such Home Equity Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is being conveyed by the obligor, the Servicer will be obligated to exercise its rights to accelerate the maturity of the related Home Equity Loan under the applicable 'due-on-sale' clause, if any, unless such exercise is not permitted under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Home Equity Loan may not be changed in connection with an assumption except to the extent specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related

Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Except to the extent otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for distribution to Securityholders an amount equal to one month's interest on the related Home Equity Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for Servicer Advances. The related Holders will suffer no loss by reason of such Servicer Advances to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer Advances, are less than the outstanding principal balance of and unpaid interest on the related Home Equity Loan which would be distributable to Holders. The Servicer is generally also entitled to reimbursement from the Collection Account for Servicer Advances. In addition, the Servicer will be entitled to reimbursement for Delinquency Advances as described above under '--Advances and Limitations Thereon.'

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the applicable Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred in the report.

     The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     If an Event of Default occurs under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE

AGREEMENTS--Events of Default; Rights Upon Event of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement.'

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may assign its rights and delegate its duties and obligations under the related Agreement for each Series if the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (iv) executes and delivers to the Trustee and the Enhancer, if any, an agreement, in form and substance reasonably satisfactory to the Trustee, and the Enhancer, if any, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     The Servicer will not be under any liability to the Trust Fund or the Securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Except to the extent otherwise provided therein, each Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust Fund and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Home Equity Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

     Each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Securityholders and the Enhancer, if any, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Securityholders or the Trust Fund will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officer, employees and agents.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Seller will transfer, convey and assign to the Trust Fund all right, title and interest of the Seller in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due or received on or with respect to the Primary Assets after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Seller will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Seller will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Seller will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Seller to repurchase from the Trustee any Home Equity Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Home Equity Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Home Equity Loan Schedule'). Such Home Equity Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; and if the Home Equity Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the index.

     Assignment of Private Securities. The Seller will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related

Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities.' Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Seller will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Seller had good title thereto, and was the sole owner thereof (subject to any Retained Interest);
(iii) that there has been no other sale by it of such Private Securities; and
(iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Seller to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Seller of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the repurchase/substitution of such Primary Asset at the rate set forth in the related Agreement.

     If provided in the related Prospectus Supplement, the Seller, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the

Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate or Margin of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Seller will make representations and warranties with respect to Primary Assets for a Series. If the Seller cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Seller is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

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

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund;

          (viii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Primary Assets since the preceding Distribution Date;

          (ix) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (x) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS--Evidence as to Compliance.'

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and/or Certificate Account and/or Distribution Account required to be made thereunder, which failure continues unremedied for three business days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Seller or the Trust Fund in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Seller or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Seller or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Seller. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificateholders and for the Notes.


DUTIES OF THE TRUSTEE

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The

Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Seller, and if specified in the related Prospectus Supplement, the Enhancer, if any, resign at any time, in which event the Seller will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Seller. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Seller, the Servicer and the Trustee with respect to such Series, without notice to or consent of the Holders
(i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Seller, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related

Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause
(vi) above will not materially and adversely affect the interests of any Holders of such Series or, if specified in the related Prospectus Supplement, the Enhancer, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to withdraw or reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Seller with respect to such Series with the consent of the Enhancer, if specified in the related Prospectus Supplement or the Holders possessing not less than 51% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 51% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses
(a) or (b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series. Unless otherwise provided in the related Prospectus Supplement, no Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the

Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered 'Holders' under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Seller or an affiliate of the Seller.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Seller or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination.'

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state (other than the state of New York where it is anticipated that a material percentage of the Mortgaged Properties will be located), nor encompass the laws of all states in which the properties securing the Loans are situated.


MORTGAGES

     The Home Equity Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt (such Home Equity Loans are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

     Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

     Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

     There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the 'grantor,' grants the security property to a third-party grantee, called the 'trustee,' for the benefit of the lender, called the 'beneficiary.' The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a 'foreclosure' or 'trustee's sale' and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE


     Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to collecting on the loan. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

     The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a 'credit bid' up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

     A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a 'due-on-sale' clause contained in the senior deed of trust.

See '--Due-on-Sale Clauses in Home Equity Loans' below.

     Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

     The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See '--Deficiency Judgments' below.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     In New York, the debtor (or anyone on the debtor's behalf) may cure a default by paying the entire amount of the debt then due, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' fees. In addition, the borrower (or its successor) or any other persons having a subordinate lien or encumbrance may discharge the mortgage or deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees. In New York, with few exceptions, the right of redemption is forever barred by a valid foreclosure.

     When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust Fund may be or become subject to liens for real estate taxes and other obligations. Although the Seller generally does not cure defaults under a senior deed of trust or other lien, it is the Seller's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in the Seller's best interests to do so.

     The standard form of the mortgage used by most institutional lenders, like that used by the Seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.


     Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant (or other separate instrument, such as a guarantee) provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii)

originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

     A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable Trust Fund) if it promptly marketed the foreclosed property for resale. In the event that a Trust Fund acquired title to a property securing a Mortgage Home Equity Loan and cleanup costs were incurred in respect of the property, the holders of the Securities might incur a delay in the payment if such costs were required to be paid by such Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Home Equity Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Seller nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                USE OF PROCEEDS

     The Seller will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to establish any Reserve Fund, Pre-Funding Account or Capitalized Interest Account, (ii) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement and (iii) for its general corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary is based on the opinion of Stroock & Stroock & Lavan, special counsel to the Seller ('Federal Tax Counsel'), as to the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, as amended (the 'Code'), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the 'Holder' means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series; or (iv) for federal income tax purposes the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)


     Interest and Acquisition Discount. Securities representing regular interest in a REMIC ('Regular Interest Securities') are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.' For Certificates treated as debt for federal income tax purposes, see 'Certain Certificates Treated as Indebtedness.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is expected to be penalized or reasonable remedies exist to compel payment. The meaning of 'penalized' under the OID regulations is unclear particularly in the case of obligations based on other debt obligations. Interest payments on Debt Securities which do not have reasonable remedies to compel timely payment of interest may not be qualified stated interest, and such Debt Securities may have original issue discount.


     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See '--Election to Treat All Interest as Original Issue Discount.'

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of

OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Seller may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Home Equity Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a 'Variable Rate Debt Security') are subject to special rules. A Variable Rate Debt Security will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount and (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Variable Rate Debt Security is denominated, (iii) either the yield or changes in the price of one or more items of actively traded personal property or (iv) a combination of rates described in
(i), (ii) and (iii). The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate Debt Security'), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a 'Multiple Variable Rate Debt Security') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     The OID Regulations do not clearly address the treatment of a Variable Rate Debt Security that is based on a weighted average of the interest rates on underlying Loans. Under the OID Regulations, interest payments on such a Variable Rate Debt Security may be characterized as qualified stated interest which is includible in income in a manner similar to that described in the previous paragraph. However, it is also possible that interest payments on such a Variable Rate Debt Security would be treated as contingent interest (possibly includible in income when the payments become fixed) or in some other manner.

     If a Variable Rate Debt Security does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the

Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder' s holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. Currently, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Status of Regular Interest Securities as Real Property Loans. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as 'REMIC Securities') will be 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ('Buydown Funds'). The Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code, and Loans that are not secured by improved real property or real property which is to be improved using Home Equity Loan proceeds will not constitute qualifying assets under Section 593(d) of the Code. In addition, to the extent that the principal amount of a Home Equity Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the 'REMIC Regulations') treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to Holders of Regular Interest Securities ('cash flow investments') will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a 'pass-through interest Holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extern that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, such amount is $117,950 for all taxpayers except married taxpayers filling separately, for whom such amount is $58,975) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'qualifying real property loans' under Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a 'pass-through interest Holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities (Including Regular Interest Securities)' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be 'significant,' as described below. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.' Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Interest Security is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the Proposed Regulations) of the Residual Interest Securities is at least 20% of the weighted average life of the REMIC.


     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and 'Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The REMIC Regulations provide that a transfer of a 'noneconomic residual interest' will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a 'noneconomic residual interest' unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had 'improper knowledge') that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees. See 'Tax Treatment to Foreign Investors'.

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that on December 28, 1993, the Internal Revenue Service released temporary regulations (the 'Temporary Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value'

residual interest.

     On January 3, 1995, the IRS released proposed regulations under Section 475 (the 'Proposed Mark-to-Market Regulations'). The Proposed Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. The Temporary Mark-to-Market Regulations described above still apply to any REMIC Residual Interest acquired on or prior to January 3, 1995.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). Accordingly, each Holder of a Pass-Through Security is treated for federal income tax purposes as the owner of an undivided interest in the Mortgages included in the Trust Fund. As further described below, each Holder of a Pass-Through Security therefore must report on its federal income tax return the gross income from the portion of the Mortgages that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust Fund that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Mortgages and received or accrued directly its share of the payments on the Mortgages and incurred or accrued directly its share of expenses incurred or accrued by the Trust Fund when those amounts are received, incurred or accrued by the Trust Fund.

     A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust Fund will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received.

     Status of the Pass-Through Securities as Real Property Loans. The Pass-Through Securities will be 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' for purposes of
Section 856(c)(5)(A) of the Code and 'loans.......secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of those sections, applying each section separately, 'qualifying assets') to the extent that the Trust Fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to CertificateHolders. Further, the Pass-Through Securities may not be 'qualifying real property loans' to the extent loans held by the Trust Fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be 'real estate assets' to the extent loans held by the trust are not secured by real property, and may not be 'loanssecured by an interest in real property' to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of section 1286 of the Code (the 'stripped bond rules'). The Pass-Through Securities will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a 'stripped coupon' under the rules of Code Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a 'stripped coupon,' the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

     If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgages, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Pass-Through Securities, whether Section 1272(a)(6) might apply to the Pass-Through Securities in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to this issue. If required to report interest income on the Pass-Through Securities to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the

Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Mortgages (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgages will prepay at that rate or at any other rate.

     Assume that Holders are not taxed as directly owning the Loans, in the case of a Pass-Through Security acquired at a price equal to the principal amount of the Mortgages allocable to the Pass-Through Security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Home Equity Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see 'Sales of Pass-Through Securities' below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Pass-Through Securities of certain series ('Variable Rate Pass-Through Securities') may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgages held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Pass-Through Security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in '--Taxation of Debt Securities (Including Regular Interest Securities)-Variable Rate Debt Securities.'

     Taxation of Pass-Through Securities If Stripped Bond Rules Do Not
Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Mortgages in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgages. However, OID could arise with respect to a Home Equity Loan ('ARM') that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in 'Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities.'

     If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage, to the amount of principal on such Mortgage received by the Trust Fund in that month. Because the Mortgages will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgages allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Mortgages remaining at the time of purchase of the Pass-Through Security.

     If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Home Equity Loan under a constant yield method based on the yield of the Mortgage Home Equity Loan to such Holder, provided that such Home Equity Loan was originated after September 27, 1985. Premium allocable to a Home Equity Loan originated on or before that date should be allocated among the principal payments on the Home Equity Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

     If a Home Equity Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see 'Sales of Pass-Through Securities' below) that is allocable to the Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds which are treated as partnerships for federal income tax purposes and with respect to Certificates treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('foreign investors'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See '--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders' and '--Certain Certificates Treated as Indebtedness--Foreign Investors'. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See 'Taxation of Holders of Residual Interest Securities--Excess Inclusions.'

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust Fund which is intended to be a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the NoteHolders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in 'Taxation of Debt Securities (Including Regular Interest Securities)' above for Debt Securities which are not Regular Interest Securities.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.


TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Seller will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each CertificateHolder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     If Notes are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans will not have been issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Home Equity Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Home Equity Loan by Home Equity Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the

Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to CertificateHolders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.


     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund' s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.


     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.


     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (each, a 'Benefit Plan') from engaging in certain transactions involving 'plan assets' with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these 'prohibited transaction' rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Certain transactions involving the related Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust Fund were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of a Trust Fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an 'equity interest' in the Trust Fund and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust Fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the 'Underwriting Agreement') with respect to each Trust Fund, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

     Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Seller by Stroock & Stroock & Lavan, New York, New York.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Home Equity Loan or sales price of such property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificates' means the Asset-Backed Certificates.

     'Certificate Account' or 'Collection Account' means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Primary Assets.

     'Class' means a Class of Securities of a Series.


     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Combined Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Loan' means a Home Equity Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cooperative Loan' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Home Equity Loan during a specified period over the amount of interest required to be paid by an obligor on such Home Equity Loan on the related Due Date.

     'Delinquency Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Home Equity Loan to the extent specified in the related Prospectus Supplement.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account or accounts established for the deposit of remittances from the Collection Account for distribution to Securityholders.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.


     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FDIC' means the Federal Deposit Insurance Corporation.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' or 'Securityholder' means the person or entity in whose name a Security is registered.

     'Home Equity Loan' means a closed-end home equity loan secured by a Mortgaged Property.

     'Home Equity Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'Insurance Proceeds' means amount paid by the insurer under any of the Insurance Policies covering any Home Equity Loan or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'Lifetime Rate Cap' means the lifetime limit if any, on the Home Equity Loan Rate during the life of each adjustable rate Loan.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     'Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     'Minimum Rate' means the lifetime minimum Home Equity Loan Rate during the life of each adjustable rate Loan.

     'Modification' means a change in any term of a Loan.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgaged Property' means the real property and improvements thereon securing a Home Equity Loan.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'OTS' means the Office of Thrift Supervision.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement. 'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Seller, the Servicer (if such Series relates to Loans) and the Trustee.


     'Primary Assets' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Loans.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Seller to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means Delta Funding Corporation, or its successors.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means Delta Funding Corporation, or its successors or assigns.

     'Single Family Property' means property securing a Home Equity Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing

Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), rights to all amounts in the Distribution Account Collection Account, Certificate Account, Pre-Funding Account, Capitalized Interest Account or Reserve Funds, if any, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Loans' means loans of the type eligible to be Loans underlying or securing Private Securities. 'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT             PAGE
Page Summary............................   S- 3
Risk Factors............................   S-14
The Certificate Issuer..................   S-16
The Seller's Home Equity Loan Program...   S-18
Description of the Home Equity Loans....   S-22
Prepayment and Yield Considerations.....   S-28
Description of the Certificates.........   S-33
Use of Proceeds.........................   S-49
Federal Income Tax Considerations.......   S-50
ERISA Considerations....................   S-51
Legal Investment Considerations.........   S-52
Underwriting............................   S-53
Experts.................................   S-53
Legal Matters...........................   S-53
Ratings.................................   S-53

               PROSPECTUS
Prospectus Supplement...................      2
Reports to Holders......................      2
Available Information...................      2
Incorporation of Certain Documents by
  Reference.............................      3
Summary of Terms........................      4
Risk Factors............................     13
The Seller and the Servicer.............     16
Description of the Securities...........     17
The Trust Funds.........................     20
Enhancement.............................     25
Servicing of Loans......................     25
The Agreements..........................     31
Certain Legal Aspects of the Loans......     39
Use of Proceeds.........................     46
Federal Income Tax Consequences.........     46
State Tax Considerations................     65
ERISA Considerations....................     65
Legal Investment........................     65
Plan of Distribution....................     66
Legal Matters...........................     66
Glossary of Terms.......................     67

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 $

                           DELTA FUNDING CORPORATION
                              SELLER AND SERVICER

                           ASSET BACKED CERTIFICATES,
                               SERIES 199  -

                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                       ----------------------------------

                       ----------------------------------

                                           , 199

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution*


     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


SEC Registration Fee...............   $517,241.38
Printing and Engraving.............   $ 25,000.00
Trustee's Fees.....................   $ 20,000.00
Legal Fees and Expenses............   $ 75,000.00
Accountant's Fees and Expenses.....   $ 35,000.00
Rating Agency Fees.................   $100,000.00
Miscellaneous Fees and Expenses....   $  5,000.00
                                      -----------
     Total Expenses................   $777,241.38
                                      -----------
                                      -----------

- ------------------

* All amounts, other than the SEC Registration Fee, are estimates of expenses to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be $200,000,000 of Securities registered hereby.


Item 15.  Indemnification of Directors and Officers

     The New York Business Corporation Law (the 'NYBCL') authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and reasonably incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the right of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses, including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation. The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the shareholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that the Seller will indemnify and reimburse the Underwriter(s) and each controlling person of the Underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the Underwriter(s) will similarly indemnify and reimburse the Seller and each director, each officer who signed the Registration Statement and each controlling person of the Seller with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the Underwriter(s) for use in connection with the preparation of the Registration Statement.

Item 16.  Exhibits

    (a) Financial Statements:

        None.

    (b) Exhibits:


          1.1 -- Form of Underwriting Agreement.

          3.1 -- Certificate of Incorporation of Delta Funding Corporation.

          3.2 -- By-Laws of Delta Funding Corporation.

          4.1 -- Form of Indenture.

          4.2 -- Form of Pooling and Servicing Agreement.


          4.3 -- Form of Trust Agreement.

          5.1 -- Opinion of Stroock & Stroock & Lavan with respect to the securities being registered.

          8.1 -- Opinion of Stroock & Stroock & Lavan with respect to tax matters (included as part of Exhibit 5.1).

         10.1 -- Form of Sale and Servicing Agreement.

         23.1 -- Consent of Stroock & Stroock & Lavan (included as part of
                 Exhibit 5.1).

        *24.1 -- Powers of Attorney of Directors and Officers of Delta Funding
                 Corporation (included on signature page).

         25.1 -- Statement of Eligibility and Qualification of Trustee (Form
                 T-1) (Bound Separately).

- ------------------

* Previously filed.


Item 17.  Undertakings

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the 'Securities Act'), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (7) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, State of New York, on August 5, 1996.


                                       DELTA FUNDING CORPORATION

                                       By:           /s/ HUGH MILLER
                                           -------------------------------------
                                                        Hugh Miller
                                                         President
                                               (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed on August 5, 1996 by the following persons in the capacities indicated.



        SIGNATURE                                  TITLE
- -------------------------   ----------------------------------------------------
     /s/ HUGH MILLER        President (Principal Executive Officer) and Director
- -------------------------
       Hugh Miller

  /s/ SIDNEY A. MILLER*     Director
- -------------------------
    Sidney A. Miller

     /s/ IRWIN FEIN*        Treasurer (Principal Accounting Officer and
- -------------------------   Principal Financial Officer) and Director
       Irwin Fein

*By:    /s/ HUGH MILLER
     --------------------
      (Attorney-in-fact)

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                EXHIBIT                               PAGE
- -------  ------------------------------------------------------------------ ----
   1.1   Form of Underwriting Agreement.

   3.1   Certificate of Incorporation of Delta Funding Corporation.

   3.2   By-Laws of Delta Funding Corporation.

   4.1   Form of Indenture.

   4.2   Form of Pooling and Servicing Agreement.

   4.3   Form of Trust Agreement.

   5.1 Opinion of Stroock & Stroock & Lavan with respect to the securities being registered.

   8.1   Opinion of Stroock & Stroock & Lavan with respect to tax matters
           (included as part of Exhibit 5.1).

  10.1   Form of Sale and Servicing Agreement.

  23.1   Consent of Stroock & Stroock & Lavan (included as part of Exhibit
           5.1).

  24.1   Powers of Attorney of Directors and Officers of Delta Funding
           Corporation (included on signature page).*

  25.1   Statement of Eligibility and Qualification of Trustee (Form T-1)
           (Bound Separately).

- ------------------

* Previously filed.